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                                                                     EXHIBIT 4.1


                        BOWATER INCORPORATED SAVINGS PLAN

                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)



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                                TABLE OF CONTENTS


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                                                                            ----

INTRODUCTION...................................................................1

         A.       Establishment of Plan........................................1
         B.       Restatement of Plan..........................................1
         C.       Plan Mergers.................................................1
         D.       Objective of Plan............................................1

ARTICLE I  DEFINITIONS.........................................................3

         1.01     Accounts.....................................................3
         1.02     Acquisition Loan.............................................3
         1.03     Active Participant...........................................3
         1.04     Additional Matching Contributions............................3
         1.05     Affiliated Company...........................................3
         1.06     After-Tax Rollover Contribution Account......................3
         1.07     Basic Post-Tax Contribution Account..........................3
         1.08     Basic Pre-Tax Contribution Account...........................3
         1.09     Beneficiary..................................................3
         1.10     Board........................................................4
         1.11     Catch-Up Contribution Account................................4
         1.12     Code.........................................................4
         1.13     Company......................................................4
         1.14     Company Stock................................................4
         1.15     Current or Accumulated Profits...............................4
         1.16     Disability...................................................4
         1.17     Earnings.....................................................5
         1.18     Effective Date...............................................5
         1.19     Employee.....................................................5
         1.20     Employer.....................................................5
         1.21     Employer Contributions.......................................5
         1.22     Employer Contribution Account................................5
         1.23     Employment...................................................5
         1.24     Enrollment Date..............................................5
         1.25     ERISA........................................................5
         1.26     ESOP Account.................................................5
         1.27     ESOP Contributions...........................................6
         1.28     Fiduciary....................................................6
         1.29     Financed Shares..............................................6
         1.30     FlexPlan Contributions.......................................6
         1.31     Forfeitures..................................................6
         1.32     Full-Time Employee...........................................6
         1.33     Gainsharing Contributions....................................6
         1.34     Hour of Service..............................................6
         1.35     Investment Funds.............................................7
         1.36     Matching Contributions.......................................7


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         1.37     Maternity or Paternity Reasons...............................7
         1.38     Part-Time Employee...........................................7
         1.39     Participant..................................................7
         1.40     Participant Contributions....................................7
         1.41     PAYSOP Account...............................................8
         1.42     PAYSOP Contributions.........................................8
         1.43     Plan.........................................................8
         1.44     Plan Administrator...........................................8
         1.45     Plan Year....................................................8
         1.46     Retirement...................................................8
         1.47     Rollover Contribution Account................................8
         1.48     Severance from Service Date..................................8
         1.49     Spouse.......................................................8
         1.50     Supplemental Post-Tax Contribution Account...................8
         1.51     Supplemental Pre-Tax Contribution Account....................8
         1.52     Trustee......................................................9
         1.53     Trust Fund...................................................9
         1.54     Unallocated Company Stock Account............................9
         1.55     Uniformed Service Leave......................................9
         1.56     USERRA.......................................................9
         1.57     Valuation Date...............................................9
         1.58     Year of Break in Service....................................10
         1.59     Years of Service............................................10

ARTICLE II  ELIGIBILITY AND PARTICIPATION.....................................12

         2.01     Eligibility.................................................12
         2.02     Participation...............................................13
         2.03     Cessation of Participation..................................13
         2.04     Effect of Reemployment on Plan Entry or Reentry.............13
         2.05     Prior Employment with Affiliated Company....................14

ARTICLE III  PARTICIPANT CONTRIBUTIONS........................................14

         3.01     Basic Post-Tax Contributions................................14
         3.02     Basic Pre-Tax Contributions.................................14
         3.03     Supplemental Post-Tax Contributions.........................14
         3.04     Supplemental Pre-Tax Contributions..........................15
         3.05     Catch-Up Contributions......................................16
         3.06     Contribution Limit and Payment..............................17
         3.07     Change in Amount of Contribution............................17
         3.08     Voluntary Suspension of Participant Contributions...........18
         3.09     Employment with Affiliated Company..........................18
         3.10     Plan to Plan Transfer.......................................19
         3.11     Rollover Contributions......................................19
         3.12     Contributions Upon Return From Military Leave...............20


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ARTICLE IV  EMPLOYER CONTRIBUTIONS............................................21

         4.01     Matching Contributions......................................21
         4.02     Additional Matching Contributions...........................22
         4.03     Mode of Payment.............................................22
         4.04     Forfeitures.................................................23
         4.05     Return of Certain Contributions to Employer.................23
         4.06     Statutory Limitation on Additions...........................23
         4.07     Combined Plans Limitation...................................25

ARTICLE V  INVESTMENT OPTIONS.................................................26

         5.01     Investment of Participant and Employer Contributions........26
         5.02     Investment Elections by Participants........................27
         5.03     Changes in Current Investment Elections.....................28
         5.04     Transfers of Accounts.......................................28

ARTICLE VI  VALUATION OF PARTICIPANTS' ACCOUNTS...............................29

         6.01     Accounts....................................................29
         6.02     Valuation of Accounts.......................................29
         6.03     Statement of Participant Accounts...........................30
         6.04     Timing of Credits and Deductions............................30

ARTICLE VII  PLAN BENEFITS....................................................31

         7.01     Retirement..................................................31
         7.02     Death.......................................................31
         7.03     Disability..................................................31
         7.04     Other Termination of Employment.............................31
         7.05     Transfer of Employment......................................31
         7.06     Payment of Benefits.........................................32
         7.07     Method of Payment...........................................34
         7.08     Proof of Death and Right of Beneficiary.....................35
         7.09     Special Distribution and Payment Requirements...............35
         7.10     Put Option..................................................36
         7.11     Direct Rollover of Distribution.............................37

ARTICLE VIII  WITHDRAWALS DURING EMPLOYMENT...................................38

         8.01     General Conditions for Withdrawals..........................38
         8.02     Withdrawal of Accounts......................................39
         8.03     Hardship Withdrawals........................................40
         8.04     Withdrawal After Age 59-1/2.................................42
         8.05     PAYSOP Accounts.............................................42


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ARTICLE IX  ADMINISTRATION....................................................42

         9.01     Fiduciaries.................................................42
         9.02     Responsibilities of the Company.............................42
         9.03     Responsibilities of the Trustee.............................43
         9.04     Responsibilities of the Plan Administrator..................43
         9.05     Delegation of Duties........................................44
         9.06     Committee Action............................................44
         9.07     Individual Indemnification..................................45
         9.08     Plan Expenses...............................................45

ARTICLE X  GENERAL PROVISIONS.................................................46

         10.01    Inalienability of Benefits..................................46
         10.02    No Right to Employment......................................46
         10.03    Uniform Administration......................................46
         10.04    Headings....................................................46
         10.05    Construction................................................46
         10.06    Unclaimed Distributions.....................................46
         10.07    Distributions to a Legal Representative.....................47
         10.08    Source of Payment...........................................47
         10.09    Plan Subject to IRS Approval................................47

ARTICLE XI  SPECIAL PROVISIONS................................................47

         11.01    Amendments to the Plan......................................47
         11.02    Merger, Consolidation or Transfer of Assets.................47
         11.03    Termination of the Plan.....................................47
         11.04    Withdrawal of an Employer...................................48
         11.05    Procedure...................................................48

ARTICLE XII  CLAIMS PROCEDURE.................................................48

         12.01    Claims Procedure............................................48
         12.02    Claim Review................................................49
         12.03    Exhaustion of Claims Procedure..............................50

ARTICLE XIII  TOP-HEAVY PROVISIONS............................................50

         13.01    General.....................................................50
         13.02    Definitions.................................................50
         13.03    Minimum Contribution........................................52

ARTICLE XIV  EXERCISE OF SHAREHOLDER'S RIGHTS.................................52

         14.01    Voting Shares of Company Stock..............................52
         14.02    Rights Other than Voting Rights.............................53
         14.03    Public Offers...............................................53


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ARTICLE XV  SPECIAL LIMITATIONS ON CONTRIBUTIONS..............................55

         15.01    Definitions.................................................55
         15.02    Determination and Treatment of Excess Deferrals.............60
         15.03    Computation of Actual Deferral Percentage...................60
         15.04    Limitation on Actual Contribution Percentage................61
         15.05    Excess Contributions and Excess Aggregate Contributions.....62
         15.06    Correction of Multiple Use of Alternative Limitation........64

ARTICLE XVI  ESOP INVESTMENTS AND ACQUISITION LOANS...........................64

         16.01    Investment of Certain Employer Contributions................64
         16.02    Valuation of Shares of Company Stock........................64
         16.03    Acquisition Loans...........................................65
         16.04    Dividends Used in Repayment of Acquisition Loan.............65
         16.05    Unallocated Company Stock Account...........................65
         16.06    Release of Shares of Company Stock..........................66
         16.07    Allocation of Proceeds of Sale or Other Disposition.........67

ARTICLE XVII  LOAN TO PARTICIPANTS............................................67

         17.01    Eligibility.................................................67
         17.02    Amount of Loan..............................................67
         17.03    Terms and Conditions........................................67

ARTICLE XVIII  CHANGE IN CONTROL PROVISIONS...................................69

         18.01    General.....................................................69
         18.02    Full Vesting................................................69
         18.03    Definitions.................................................69
         18.04    Allocations.................................................70
         18.05    Amendment...................................................71

ARTICLE XIX  FORMER NUWAY PAPER LLC EMPLOYEES.................................71

         19.01    Eligibility and Participation...............................71
         19.02    Participant Contributions...................................71
         19.03    Employer Contributions......................................71
         19.04    Prior Service Credit........................................71

ARTICLE XX  FORMER NEWSPRINT SOUTH, INC. EMPLOYEES............................72

         20.01    Eligibility And Participation...............................72
         20.02    Participant Contributions...................................72
         20.03    Prior Service Credit........................................72
         20.04    Withdrawals from Employer Contribution Accounts.............72


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ARTICLE XXI  BOWATER INCORPORATED COATED PAPER AND PULP DIVISIONS.............72

         21.01    Employer Contributions......................................72
         21.02    Initial Company Contributions...............................72
         21.03    Payroll-Based Employee Stock Ownership Contributions........73

ARTICLE XXII FORMER PARTICIPANTS IN THE BOWATER INCORPORATED
SAVINGS PLAN FOR CERTAIN HOURLY EMPLOYEES.....................................73

         22.01    Employer Contributions......................................73
         22.02    Initial Company Contributions...............................73

ARTICLE XXIII  FORMER COOSA PINES EMPLOYEES...................................74

         23.01    Employer Contributions......................................74


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                        BOWATER INCORPORATED SAVINGS PLAN

                                  INTRODUCTION

A.       ESTABLISHMENT OF PLAN

         The Bowater Incorporated Salaried Employees' Savings Plan (the "Plan") was established effective December 31, 1973 for the benefit of eligible salaried employees of Bowater Incorporated (the "Company") and its subsidiaries that adopt the Plan. The Plan was amended and restated, effective January 1, 1984, to provide for payroll-based employee stock ownership contributions, to provide for employee contributions on a before-tax basis, to incorporate amendments previously made to the Plan, to make certain additional technical changes and to provide for voluntary investments in Company stock.

         The Plan was amended January 1, 1985 to comply with applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984, as well as to reflect certain changes in the administration of the Plan and certain technical changes. Effective May 1, 1989 the Plan was amended to include both an employee stock ownership plan ("ESOP"), as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), and a defined contribution savings plan (in the nature of a profit-sharing plan) with a cash or deferred arrangement under Section 401(k) of the Code. Effective January 1, 1989, the Plan was amended and restated to bring its provisions into conformance with the Tax Reform Act of 1986, to accommodate certain provisions of the July 1, 1994 Master Trust Agreement between the Company and Fidelity Management Trust Company and to make other administrative changes.

B.       RESTATEMENT OF PLAN

         Effective January 1, 1997, the Plan is amended and restated to bring its provisions into conformance with the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and to make further administrative changes. Effective December 31, 2001 the name of the Plan is changed to the Bowater Incorporated Savings Plan. Effective January 1, 2002, the Plan is amended to expand the ESOP portion of the Plan to include all amounts invested in the Company Stock Fund.

C.       PLAN MERGERS

         Effective April 1, 2001, the Newsprint South, Inc. Savings and Investment Plan was merged into the Plan. The Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan, Bowater Incorporated Savings Plan for Certain Hourly Employees, U.S. Alliance Corp. Employees' Thrift Plan and the U.S. Alliance Coosa Pines Corporation 401(k) Savings Plan are merged into the Plan effective December 31, 2001.

D.       OBJECTIVE OF PLAN

         The objective of the Plan is to enhance the existing benefit programs of the Company with respect to eligible employees and to encourage such employees to further their own financial independence. The Plan is designed to provide a systematic method of savings through regular contributions by eligible employees. Employee contributions will be supplemented by

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employer contributions. All funds contributed will be held in trust, as described hereinafter, and invested to achieve the objective of the Plan. The Plan and the trust forming a part thereof are intended to meet the requirements of Sections 401(a), 401(k), 409 and 501(a) of the Code, and the provisions of the Employee Retirement Income Security Act of 1974, as amended.

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                                    ARTICLE I
                                   DEFINITIONS

         The following words and phrases shall have the meanings set forth herein for purposes of the Plan and any subsequent amendment, unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

         1.01 ACCOUNTS. The separate accounts maintained for each Participant in each Investment Fund in which the Participant has a balance, including the Basic Post-Tax Contribution Account, the Supplemental Post-Tax Contribution Account, the Basic Pre-Tax Contribution Account, the Supplemental Pre-Tax Contribution Account, the Catch-Up Contribution Account, the Employer Contribution Account, the ESOP Account, the PAYSOP Account, the Rollover Contribution Account and the After-Tax Rollover Contribution Account as determined under Articles III and IV.

         1.02 ACQUISITION LOAN. A loan or other extension of credit made or guaranteed by a "disqualified person" (as defined in Section 4975(e)(2) of the Code) used by the Trustee to finance the acquisition of shares of Company Stock under Section 16.03.

         1.03 ACTIVE PARTICIPANT. An eligible Employee who has on file with the Employer an election to withhold part of his Earnings as a periodic contribution to the Plan and who is currently having Earnings withheld.

         1.04 ADDITIONAL MATCHING CONTRIBUTIONS. Contributions made on a Participant's behalf by an Employer under Section 4.02.

         1.05 AFFILIATED COMPANY. Any company or organization required to be aggregated with the Company as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

         1.06 AFTER-TAX ROLLOVER CONTRIBUTION ACCOUNT. The value of that portion of the Trust Fund which is attributable to the portion of a Participant's Rollover Contributions under Section 3.11(b) which consists of after-tax contributions.

         1.07 BASIC POST-TAX CONTRIBUTION ACCOUNT. The value of that portion of the Trust Fund which is attributable to a Participant's Basic Post-Tax Contributions under Section 3.01.

         1.08 BASIC PRE-TAX CONTRIBUTION ACCOUNT. The value of that portion of the Trust Fund which is attributable to a Participant's Basic Pre-Tax Contributions under Section 3.02.

         1.09 BENEFICIARY.

         (a) The person, estate or trust last designated by a Participant by written notice filed with the Plan Administrator to receive any benefits payable in the event of the Participant's death. In the absence of an effective designation, or if no designated Beneficiary survives the Participant, the Beneficiary shall be the first of the following classes of surviving beneficiaries in successive preference: the Participant's (i) widow or widower;
(ii) children; (iii) parents; (iv) siblings; and (v) executor or administrator.

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         (b) Notwithstanding paragraph (a), if a Participant is married on the date of his death, his Beneficiary shall be his surviving Spouse unless:

              (i) The Participant has designated a Beneficiary other than his Spouse, and

              (ii) The Participant's Spouse has consented in writing to such other Beneficiary designation and the Spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Plan Administrator or a notary public, or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no Spouse or because the Spouse cannot be located.

         1.10 BOARD. The Board of Directors of the Company.


         1.11 CATCH-UP CONTRIBUTION ACCOUNT. The value of that portion of the Trust Fund which is attributable to a Participant's Catch-Up Contributions under
Section 3.05.

         1.12 CODE. The Internal Revenue Code of 1986, as amended. All references to any section of the Code shall also refer to any successor statutory provision to such section.

         1.13 COMPANY. Bowater Incorporated or any successor by merger, acquisition or otherwise with respect to its Employees. Whenever any power, right, privilege, duty or responsibility is reserved to the Company under the terms of the Plan, it may be exercised by the Board or by any individual, committee or entity to whom the Board has expressly delegated the authority to act in accordance with any procedure for delegation it has established.

         1.14 COMPANY STOCK. Common stock of the Company which is either tradable on an established securities market or which has voting power and dividend rights no less favorable than any other class of common stock issued by the Company; provided that when used to describe shares to be acquired pursuant to an Acquisition Loan, shares to be allocated to a Participant's ESOP Account or Company Stock referred to in Section 6.02(d), including shares to be purchased pursuant to Section 6.02(d), such term shall mean stock described in
Section 4975(e)(8) of the Code.

         1.15 CURRENT OR ACCUMULATED PROFITS. The Employer's net profits determined in accordance with generally accepted accounting principles before provision for income taxes and extraordinary items. No Employer Contribution shall be made in any Plan Year where there are not sufficient current or accumulated net profits. If the current or accumulated net profits of any Employer are not sufficient to permit the required Employer Contributions, then the amount of the Employer Contribution which such Employer is not permitted to make may be contributed by any other Employer to the extent of the current or accumulated net profits of such Employer that remain after contribution of the Employer Contributions required on behalf of Participants employed by such other Employer. No reimbursement shall be required as a result of such contribution.

         1.16 DISABILITY. The status of being totally and permanently disabled, as determined by the Plan Administrator in its sole discretion, based on satisfactory evidence furnished to the Plan Administrator by a licensed physician.

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         1.17 EARNINGS. The total basic compensation paid to an Employee by the
Employer, excluding overtime pay, commissions, bonuses and any other extra remuneration, but including severance pay received in periodic installments as approved by the Plan Administrator in a uniform and nondiscriminatory manner, and including any contribution to the Plan under Sections 3.02, 3.04(a) and 3.05, any compensation excluded from taxable income under Section 125 of the Code, and, effective January 1, 1998, elective amounts excluded from taxable income under Section 132(f)(4) of the Code. In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $160,000 ($200,000 effective January 1, 2002), adjusted for changes in the cost of living as provided in Section 415(d) of the Code.

         1.18 EFFECTIVE DATE. For the Company, January 1, 1997 or such later date as is set forth herein for a specific provision. For each other Employer, January 1, 1997 or such later date as such Employer adopts the Plan.

         1.19 EMPLOYEE. Any individual who is hired to perform duties for the Employer either as a Full-Time Employee or a Part-Time Employee.

         1.20 EMPLOYER. Bowater Incorporated or any successor by merger, acquisition or otherwise with respect to its Employees, or any Affiliated Company which shall be designated by the Company's Vice President of Human Resources as an Employer for purposes of this Plan, upon such terms and conditions as said officer shall determine. Effective as of April 1, 2001, "Employer" shall include Newsprint South, Inc. Effective as of October 1, 2000, "Employer" shall include Bowater America Inc. The term "Employer" shall include Bowater Nuway Incorporated, effective as of January 1, 2001, and Bowater Alabama Inc., effective as of December 31, 2001.

         1.21 EMPLOYER CONTRIBUTIONS. Matching Contributions and Additional Matching Contributions made under Sections 4.01 and 4.02.

         1.22 EMPLOYER CONTRIBUTION ACCOUNT. The value of that portion of the Trust Fund which is attributable to Employer Contributions.

         1.23 EMPLOYMENT. The service as an Employee with the Employer and any Affiliated Company.

         1.24 ENROLLMENT DATE. The Effective Date and thereafter the first day of each month. In the case of any Affiliated Company which is designated as an Employer, Enrollment Date shall also mean the effective date of such designation and thereafter the first day of each month.

         1.25 ERISA. The Employee Retirement Income Security Act of 1974, as amended. All references to any section of ERISA shall also refer to any successor statutory provisions to such section.

         1.26 ESOP ACCOUNT. The Account established within the Company Stock Fund as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP"), which are used exclusively to receive allocations of ESOP Contributions. A Participant's ESOP Account shall include a sub-account reflecting all payroll-based employee stock ownership

                                       5
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("PAYSOP") contributions made by an Employer for a Participant for Plan Years beginning before January 1, 1987.

         1.27 ESOP CONTRIBUTIONS. Matching Contributions that match Participants' Basic Contributions and Employer Contributions under Section 4.02 that are designated by the Employer as allocated to a Participant's ESOP Account.

         1.28 FIDUCIARY. A person, committee or entity which exercises discretionary control over the Plan or its assets, as defined in Section 3(21) of ERISA, and such persons identified in Section 9.01.

         1.29 FINANCED SHARES. Shares of Company Stock acquired with an Acquisition Loan.

         1.30 FLEXPLAN CONTRIBUTIONS. A contribution consisting of an amount contributed on behalf of an Eligible Employee under an Employer-sponsored plan meeting the requirements of Code Section 125 that the Eligible Employee elects to contribute to the Plan in accordance with Section 3.02(c).

         1.31 FORFEITURES. The nonvested portion of a Participant's Account upon distribution of the Account.

         1.32 FULL-TIME EMPLOYEE. An Employee who is designated as being employed on a full-time basis on the Employer's payroll records.

         1.33 GAINSHARING CONTRIBUTIONS. A contribution consisting of an amount that would otherwise be paid to an Eligible Employee under an Employer-sponsored gainsharing plan or program that an Eligible Employee elects to contribute to the Plan in accordance with Section 3.02(b).

         1.34 HOUR OF SERVICE.

         (a) For Plan Years beginning before January 1, 1997, Hours of Service shall be equal to the hours of service credited under the provisions of the Plan in effect on December 31, 1996.

         (b) Effective January 1, 1997, while an individual is a Full-Time Employee, "Hour of Service" shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

         (c) Effective January 1, 1997, while an individual is a Part-Time Employee, "Hour of Service" shall mean:

              (i) Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer during the applicable period.

              (ii) Each hour for which an Employee is paid or entitled to payment on account of a period of time during which no duties are performed (irrespective of whether the Employee's Employment has terminated) due to vacation, holiday, illness, incapacity (including disability or pregnancy), layoff, jury duty, Uniformed Service Leave (whether or not paid or entitled to payment) or authorized leave of absence. No more than 501 Hours of Service will be credited under this subsection (ii) for any single continuous period (whether or not such period occurs during a single computation period).

             (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

The same Hours of Service shall not be credited both under (i) or (ii), as the case may be, and under (iii) above.

         (d) In determining the Hours of Service credited to a Part-Time Employee who is employed by the Employer on other than an hourly-rated basis, such Employee shall be credited with ten Hours of Service per day for each day the Employee would, if hourly-rated, be credited with Hours of Service pursuant to paragraph (c)(i) above.

         (e) In the case of a payment which is made or due on account of a period during which a Part-Time Employee performs no duties and which results in the crediting of Hours of Service under either (c)(ii) or (c)(iii) above, to the extent that such award or agreement is made with respect to such a period described in (c)(ii) above, the number of Hours of Service to be credited shall be determined in accordance with Department of Labor Regulation Section 2530.200b-2, which is incorporated herein by reference.

         (f) Nothing in this section shall be construed as denying an Employee credit for an Hour of Service if credit is required under applicable federal law.

         1.35 INVESTMENT FUNDS. The investment funds described under Section
5.01 to which contributions are allocated and into which Participants may direct contributions or accounts to be invested, pursuant to Article V.

         1.36 MATCHING CONTRIBUTIONS. Employer Contributions which match (in the percentage specified in Section 4.01) a Participant's Basic Post-Tax Contributions or Basic Pre-Tax Contributions.

         1.37 MATERNITY OR PATERNITY REASONS. With respect to any Employee: (a) the Employee's pregnancy; (b) the birth of the Employee's child; (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (d) the need to care for such child for a period beginning immediately following such birth or placement.

         1.38 PART-TIME EMPLOYEE. An Employee who is designated as being employed on a part-time basis on the Employer's payroll records.

         1.39 PARTICIPANT. An Active Participant or former Active Participant who still has contributions credited to his Accounts.

         1.40 PARTICIPANT CONTRIBUTIONS. Contributions made under Sections 3.01, 3.02, 3.03, 3.04 and 3.05.

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

         1.41 PAYSOP ACCOUNT. The Account established on behalf of a Participant attributable to a Participant's PAYSOP Contributions.

         1.42 PAYSOP CONTRIBUTIONS. Payroll-based employee stock ownership contributions made by an Employer for a Participant for Plan Years beginning before January 1, 1987.

         1.43 PLAN. The Bowater Incorporated Salaried Employees' Savings Plan, as set forth herein, and as it may be amended from time to time. Effective December 31, 2001, the Plan shall be known as the Bowater Incorporated Savings Plan.

         1.44 PLAN ADMINISTRATOR. The Company or the individual or committee appointed by the Board to administer the Plan.

         1.45 PLAN YEAR. The calendar year.

         1.46 RETIREMENT. Termination of employment after having attained age 50 and ten Years of Service under the Plan. Effective January 1, 2002, termination of employment after having attained the earlier of (i) age 50 and ten Years of Service under the Plan or (ii) age 55.

         1.47 ROLLOVER CONTRIBUTION ACCOUNT. The value of that portion of the Trust Fund which is attributable to a Participant's Rollover Contributions under
Section 3.11(b) which does not consist of after-tax contributions.

      1.48 SEVERANCE FROM SERVICE DATE. The date on which the Full-Time Employee quits, retires, is discharged or dies; or the first anniversary of the first date of a period in which the Full-Time Employee remains absent from Employment with or without pay, for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff. In the case of an Employee who is absent from work for Maternity or Paternity reasons beyond the first anniversary of the first date of such absence, the Severance from Service Date shall be the second anniversary of the first date of such absence.

         In the case of an Employee who is absent from active employment on a Uniformed Service Leave, his Severance from Service Date shall be the date the Employee ceased active employment if and only if the Employee either fails to return to employment with the Employer or if his level of absence is otherwise deemed to have not been a Uniformed Service Leave. In all other cases, an Employee's Severance from Service Date shall not be deemed to occur in connection with his taking of Uniformed Service Leave.

         1.49 SPOUSE. The person legally married to the Participant at the time an action or event relevant for Plan purposes occurs.

         1.50 SUPPLEMENTAL POST-TAX CONTRIBUTION ACCOUNT. The value of that portion of the Trust Fund which is attributable to a Participant's Supplemental Post-Tax Contributions under Section 3.03.

         1.51 SUPPLEMENTAL PRE-TAX CONTRIBUTION ACCOUNT. The value of that portion of the Trust Fund which is attributable to a Participant's Supplemental Pre-Tax Contributions under Section 3.04.

         1.52 TRUSTEE. Fidelity Management Trust Company, as Trustee under the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company, dated as of July 1, 1994, and, to the extent not succeeded thereby and, solely for purposes of the Acquisition Loan, Wachovia Bank and Trust Company as Trustee under the Bowater Incorporated Master Trust Agreement, as amended and restated as of May 1, 1989, and their respective successors, which trustee relationship shall expire upon satisfaction of the Acquisition Loan.

         1.53 TRUST FUND. The aggregate funds held by the Trustees under the Plan pursuant to the trust agreements between the Company and the Trustees. Unallocated Company Stock Accounts shall be eliminated upon satisfaction of the Acquisition Loan and complete release of Financed Shares.

         1.54 UNALLOCATED COMPANY STOCK ACCOUNT. Solely for purposes of the Acquisition Loan, the Account established for Financed Shares pursuant to
Section 16.05, which shares have not yet been released from such Account for purposes of allocation to Participants' Accounts.

         1.55 UNIFORMED SERVICE LEAVE. An approved leave of absence taken in order to perform uniformed service, duty or training within the meaning of USERRA, which is effective as of December 12, 1994. Such Uniformed Service Leave shall continue from the Participant's date of entry into the uniformed service until the earliest of the following:

            (i) the expiration of the period following the date of his discharge from uniformed service during which he is required to apply for reemployment with the Employer under USERRA;

            (ii)   the date of his return to employment by the Employer;

            (iii) the date on which he takes employment with an employer other than his prior Employer or an Affiliated Employer (if any); or

            (iv)   the date of his death.

         Notwithstanding the foregoing and for all purposes under the Plan, Uniformed Service Leave shall include only those periods during which an Employee is protected under USERRA. If an employee takes a leave of absence to perform uniformed service and fails to return to employment with the Employer prior to the expiration of his reemployment rights under USERRA, the entire period of his leave of absence shall be deemed to not qualify as a Uniformed Service Leave.

         1.56 USERRA. USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, or any successor statute, and the rulings and regulations promulgated thereunder.

         1.57 VALUATION DATE. The last business day of each month (and any other date specified by the Trustee), on which the Trust Fund is valued in accordance with Article VI. As to Accounts maintained in any Investment Fund which is valued daily, each business day may be deemed to be a Valuation Date.

         1.58 Year of Break in Service.

         (a) For Plan Years beginning before January 1, 1997, Years of Break in Service shall be determined under the Plan in effect on December 31, 1996.

         (b) Effective January 1, 1997, while an individual is a Full-Time Employee, "Year of Break in Service" shall mean any 12-month period, computed from the Employee's Severance from Service Date, during which the Employee does not complete one or more Hours of Service. A Year of Break in Service shall occur on the last day of the first such 12-month period, and additional Years of Break in Service shall occur for each succeeding 12-month period, or allocable part thereof computed in months and days (with an aggregate of 30 days constituting a month), during which the Employee does not complete one or more Hours of Service.

         (c) Effective January 1, 1997, while an individual is a Part-Time Employee, "Year of Break in Service" shall mean a Plan Year in which the Part-Time Employee fails to complete 501 or more Hours of Service. Solely for purposes of determining whether a Year of Break in Service for participation and vesting purposes has occurred, a Part-Time Employee who is absent from Employment for Maternity or Paternity Reasons shall be credited with the Hours of Service which he would have earned but for such absence or, in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins, if necessary to prevent a Year of Break in Service in that period, or, in all other cases, in the following computation period.

         1.59 YEARS OF SERVICE.

         (a) For Employment before January 1, 1997, Years of Service shall be equal to the years of service credited under the Plan then in effect.

         (b) For Employment beginning on or after January 1, 1997:

            (i) While an individual is a Full-Time Employee, "Years of Service" shall mean the Employee's aggregate period of Employment consisting of Years of Service and parts thereof, with each Year of Service consisting of 12 months and with each month thereof consisting of 30 days. Years of Service shall be computed beginning on the date the Employee first completes an Hour of Service upon commencing or recommencing Employment and ending on his next following Severance from Service Date. Years of Service shall include the period of time between a Full-Time Employee's Severance from Service Date and the date the individual next completes an Hour of Service, provided that such Hour of Service is completed within 12 months of the date the individual last completed an Hour of Service. An Employee's period of Uniformed Service Leave shall be credited as Years of Service, provided the Employee resumes employment with the Employer within the period during which the Employee's reemployment rights are protected under USERRA.

            (ii)   While an individual is a Part-Time Employee:

                 (A) Year of Service for participation shall mean the 12-month period commencing on the date the Part-Time Employee first completes an Hour of Service, provided that he is credited with not less than 1,000 Hours of Service during such 12-month period. If the Part-Time Employee fails to complete 1,000 or more Hours of Service within such 12 month period, Year of Service shall mean the first Plan Year (beginning with the Plan Year that includes the first anniversary of the date the Employee first completed an Hour of Service) during which a Part-Time Employee is credited with 1,000 or more Hours of Service.

                 (B) Year of Service for purposes of determining the vested portion of a Participant's Account shall mean a Plan Year during which a Part-Time Employee completes 1,000 or more Hours of Service.

                 (C) An Employee's period of Uniformed Service Leave shall be credited as Years of Service, provided the Employee resumes employment with the Employer within the period during which the Employee's reemployment rights are protected under USERRA.

         (c) For purposes of determining whether an Employee who transfers between Full-Time Employment and Part-Time Employment during a Plan Year has earned a Year of Service for such Plan Year, the following rules shall apply:

            (i) In the case of a Full-Time Employee who transfers to Employment as a Part-Time Employee, the Employee shall receive credit as of the date of transfer for Years of Service as computed under Section 1.59(b)(i), and shall be credited with ten Hours of Service for each day he worked in such Plan Year as a Full-Time Employee and with the Hours of Service described under Section 1.34(c) for the portion of the Plan Year the Employee worked as a Part-Time Employee.

            (ii) In the case of a Part-Time Employee who transfers to Employment as a Full-Time Employee, the Employee shall receive credit as of the beginning of the Plan Year for Years of Service as computed under Section 1.59(b)(ii), and shall receive credit towards a Year of Service equal to the greater of the credit towards a Year of Service he would receive under Section 1.59(b)(i) for the entire Plan Year and the credit towards a Year of Service he would receive under
                   Section 1.34(c) for the portion of the Plan Year he worked as a Part-Time Employee.

            (iii) Notwithstanding any provision of this subsection (c) to the contrary, the Plan shall comply with Treasury Regulation
                   Section 1.410(a)-(7)(f) in crediting Years of Service for Employees who transfer between Full-Time Employment and Part-Time Employment during a Plan Year.

         (d) The following rules shall apply for purposes of determining the Years of Service credited to a Participant whose Employment terminates and subsequently recommences.

            (i)    If the Participant either:

                   (A) terminates Employment after he is fully vested in his Account; or

                   (B) terminates and recommences Employment after incurring at least one but less than five consecutive Years of Break in Service,

                   then his Years of Service shall include those Years of Service he earned before the termination of his Employment, provided that he satisfies the applicable eligibility requirements of Section 2.01 following his reemployment.

            (ii) If the Participant terminates his Employment before he is fully vested in his Accounts and he is reemployed after incurring five or more consecutive Years of Break in Service, his Years of Service shall not include periods before the termination of his Employment.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         2.01 ELIGIBILITY.

         (a) An Employee who is an Active Participant as of December 31, 1996 shall continue to be an Active Participant as of January 1, 1997, provided the Participant continues to meet the requirements of Section 2.02 and has not ceased Active Participation under Section 2.03.

         (b) Subject to paragraph (c) and Sections 2.04 and 2.05, each other Employee shall be eligible to become a Participant on any Enrollment Date following (i) his Employment commencement date, if he is a Full-Time Employee; or (ii) his completion of a Year of Service if he is a Part-Time Employee; provided that he does not participate in any other non-governmental tax-qualified defined contribution plan to which the Employer makes contributions on his behalf and he is not a member of a collective bargaining unit for which qualified plan benefits have been the subject of good faith bargaining with the Employer pursuant to a currently effective collective bargaining agreement, unless such agreement provides for participation hereunder.

         (c) Notwithstanding paragraph (b), to be eligible, an Employee must be subject to the direction and control of an Employer and receive from the Employer a regular stated compensation, including a pay arrangement or paid leave of absence, unless contractually agreed otherwise, but excluding a pension, retainer or fee under contract. An Employee shall be eligible to participate only if the Employee (i) is paid salary, wages or other compensation by the Employer for a period of time, (ii) is considered by the Employer to be a common law employee at the time of the payment of such amounts and (iii) have his or her salary, wages or other compensation treated by the Employer at the time of payment as subject to statutorily required payroll tax withholding. For this purpose, statutorily required "backup withholding" shall not be considered payroll tax withholding.

         All other individuals (Employees or otherwise) shall be ineligible to participate in the Plan, even if determined under any federal or state law, ruling or regulation to be (or to have been) common law or statutory employees of the Employer for the period of time in question. In addition, individuals (Employees or otherwise) who perform services as leased employees within the meaning of Section 414(n) of the Code are ineligible to participate.

         Notwithstanding any provision of the Plan to the contrary, prior to January 1, 1999, an Employee who transfers to employment with the Company from employment with Avenor America Inc. shall be ineligible to participate in the Plan.

         (d) Each Employee transferred from hourly status shall be eligible to make a plan to plan transfer under the provisions of Section 3.10 at any time through December 31, 2001.

         2.02 PARTICIPATION. An eligible Employee shall become an Active Participant as of any applicable Enrollment Date if on or before such date and within the time period prescribed by the Plan Administrator the Employee files with the Employer an enrollment form prescribed by the Plan Administrator on which he designates the rate of his Participant contributions, designates a Beneficiary, authorizes the Employer to make payroll deductions and makes investment elections as provided under the Plan. An eligible Employee who does not file an enrollment form in accordance with the preceding sentence shall become an Active Participant on the first succeeding Enrollment Date after the date the Employee files such enrollment form with the Employer. With respect to the plan to plan transfers under Section 3.10, an Employee shall automatically become a Participant at the time of such transfer.

         2.03 CESSATION OF PARTICIPATION.

         (a) An Employee shall cease to be an Active Participant in the event of the following:

            (i)    upon the voluntary suspension of his contributions under
                   Section 3.08;

            (ii)   upon the mandatory suspension of his contributions under
                   Article VIII;

            (iii)  upon a Year of Break in Service by the Employee; or

            (iv) upon any change in his status as an Employee that would make him ineligible to become or remain a Participant under
                   Section 2.01, including a transfer to hourly status or to an Affiliated Company that is not an Employer.

         (b) Participation (but not Active Participation) shall continue until a Participant's Accounts are distributed in full to him or his Beneficiary or until forfeited.

         2.04 EFFECT OF REEMPLOYMENT ON PLAN ENTRY OR REENTRY. This section shall apply to Employees who terminate Employment and are subsequently reemployed by the Employer.

         (a) An Employee who is a Participant and who terminates his Employment and is reemployed before he incurs a Year of Break in Service (based on his status as a Full-Time or Part-Time Employee as of his termination of Employment) shall be eligible to participate in the Plan as of the date of his reemployment, provided that the Employee actively participated in the Plan before his termination of Employment. If the Employee satisfied the eligibility conditions of Section 2.01 but terminated his Employment before becoming a Participant, he may become a Participant in the Plan on the later of: (i) the date of his reemployment or (ii) the Enrollment Date on which he would have become a Participant had he not terminated his Employment.

         (b) If a Participant terminates his Employment and either: (i) is fully vested in his Accounts; or (ii) is reemployed after incurring at least one but less than five consecutive Years of Break in Service, he may participate in the Plan as of the date he satisfies the applicable eligibility requirements of
Section 2.01 following the date of his reemployment.

         (c) If a Participant terminates his Employment before being fully vested in his Accounts and he is reemployed after incurring five or more consecutive Years of Breaks in Service, he shall be treated as a new Employee for purposes of eligibility to participate in the Plan upon his reemployment.

         2.05 PRIOR EMPLOYMENT WITH AFFILIATED COMPANY. Any person who becomes an Employee and who was previously employed by an Affiliated Company, or who previously performed services as a leased employee within the meaning of Section 414(n) of the Code (if the Company was the recipient of such services) shall have such service taken into account, credited solely for purposes of determining eligibility to participate and vesting under the Plan.

                                  ARTICLE III
                            PARTICIPANT CONTRIBUTIONS

         3.01 BASIC POST-TAX CONTRIBUTIONS. Each Active Participant may elect to make Basic Post-Tax Contributions to the Plan in whole percentages of the Participant's Earnings, up to a maximum (including elected contributions under Section 3.02) of six percent.

         3.02 BASIC PRE-TAX CONTRIBUTIONS. Subject to the rules set forth in this Section 3.02, Section 4.06 and 4.07, an Eligible Employee who has satisfied the participation requirement set forth in Section 2.02 may elect to make Basic Pre-Tax Contributions to the Plan in whole percentages of the Participant's Earnings, up to a maximum (including elected contributions under Section 3.01) of six percent.

         3.03 SUPPLEMENTAL POST-TAX CONTRIBUTIONS.

         (a) For Plan Years ending before January 1, 2002, each Active Participant who is making Basic Post-Tax Contributions of six percent of Earnings under Section 3.01 may elect to make Supplemental Post-Tax Contributions to the Plan in whole percentages of the Participant's Earnings, up to a maximum (including elected contributions under Section 3.01) of 10% of the Participant's Earnings.

         (b) Effective January 1, 2002, each Active Participant who is making Basic Post-Tax Contributions and Basic Pre-Tax Contributions totaling six percent of Earnings under Sections

3.01 and 3.02 may elect to make Supplemental Post-Tax Contributions to the Plan in whole percentages of the Participant's Earnings, up to a maximum (including elected contributions under Section 3.04(a)) of 44% of the Participant's Earnings.

         3.04 SUPPLEMENTAL PRE-TAX CONTRIBUTIONS. Subject to the rules set forth in this Section 3.04, Section 4.06 and 4.07, an Eligible Employee who has satisfied the participation requirement set forth in Section 2.02 may elect to make the types of Supplemental Pre-Tax Contributions described in subsections
(a), (b) and (c) below:

        (a)   Percentage Contributions.

              (i) For Plan Years ending before January 1, 2002, each Active Participant who is making Basic Pre-Tax Contributions of six percent of Earnings under Section 3.02 may elect to make additional Supplemental Pre-Tax Contributions to the Plan of up to 3% (in whole percentages) of the Participant's Earnings.

              (ii) Effective January 1, 2002, each Active Participant who is making Basic Pre-Tax Contributions and Basic Post-Tax Contributions totaling six percent of Earnings under Sections
                   3.01 and 3.02 may elect to make Supplemental Pre-Tax Contributions to the Plan in whole percentages of the Participant's Earnings, up to a maximum (including elected contributions under Section 3.03) of 44% of the Participant's Earnings.

        (b) Gainsharing Contributions. In addition to any contributions made under Sections 3.01, 3.02, 3.03, 3.04(a) or 3.05, effective
              January 1, 1998, an Eligible Employee may elect to contribute all but not less than all of any amount that would otherwise be paid to him under an Employer-sponsored gainsharing plan or program as a Gainsharing Contribution to the Plan, subject to the annual limitations specified in Sections 4.06 and 4.07. Any such election shall be made at least two weeks prior to the date upon which such amounts would otherwise be paid and, once submitted, shall be irrevocable. Gainsharing Contributions under this Section 3.04(b) shall be credited to the Employee's Supplemental Pre-Tax Contribution Account.

              Notwithstanding the foregoing, to the extent that an Eligible Employee has made the maximum amount of Pre-Tax Contributions permitted under Code Section 402(g) for a Plan Year, any Gainsharing Contributions elected to be contributed by the Eligible Employee to the Plan for such Plan Year shall be treated as Post-Tax Contributions and shall be credited to the Employee's Supplemental Post-Tax Contribution Account.

        (c) FlexPlan Contributions. In addition to any contributions made under Sections 3.01, 3.02, 3.03, 3.04(a) or 3.05, effective
              January 1, 1998, the following provisions shall apply, subject to the annual limitations specified in Sections 4.06 and 4.07:

              (1) An Eligible Employee may elect to contribute any portion of any amount that is contributed on his behalf to an Employer-sponsored plan meeting the requirements of Code
                   Section 125 to this Plan.

              (2) FlexPlan Contributions made under this subsection (c) will be made by payroll withholding with respect to the first full payroll period for which the election is effective and shall be credited to the Employee's Supplemental Pre-Tax Contribution Account as soon as practicable thereafter. Elections under this subsection (c) shall be made annually no later than the fifteenth day of December preceding the Plan Year for which they are effective; provided that Employees first enrolling in a Code Section 125 plan on any date other than January 1 of a calendar year (such Employee's "effective date") may make an election pertaining to FlexPlan Contributions for the period commencing on their effective date and ending on the following December 31 by delivering the appropriate Election Form to the Plan Administrator on or before the fifteenth day of the month preceding that effective date. Elections made under this subsection (c) shall be irrevocable.

              (3) Notwithstanding the foregoing, to the extent that an Eligible Employee has made the maximum amount of Before-Tax Contributions permitted under Code Section 402(g) for a Plan Year, any FlexPlan Contributions elected to be contributed by the Eligible Employee to the Plan for such Plan Year shall be treated as Post-Tax Contributions and shall be credited to the Employee's Supplemental Post-Tax Contribution Account.

         3.05 CATCH-UP CONTRIBUTIONS.

         (a) Effective January 1, 2002, each Eligible Participant may elect to make Catch-Up Contributions to the Plan equal to the amount designated by the Eligible Participant in the applicable salary reduction agreement with the Employer. Such Catch-Up Contributions shall not be subject to the limits of Sections 15.02(a) and 15.03 of the Plan. The salary reduction agreement entered into under this Section 3.05 shall specify, at the Eligible Participant's election, the amount of his or her Earnings to be contributed to the Plan by means of payroll deductions on a pre-tax basis.

         (b) No salary reduction agreement shall permit an amount to be deferred and contributed to the Plan as Catch-Up Contributions for any Plan Year in excess of the lesser of the following:

              (i)  The Applicable Dollar Amount (defined below); or

              (ii) The excess (if any) of:

                 (A) The Eligible Participant's Compensation for the Plan Year as defined in Section 4.06(b)(ii); over

                 (B) The Eligible Participant's Elective Deferrals for the Plan Year as defined in Section 15.01(d) plus any deferral of compensation under an eligible deferred compensation plan as defined in Code Section 457.

         (c) Catch-Up Contributions may be made in a single sum amount, or through periodic payroll deductions, according to procedures established by the Plan Administrator.

         (d) The following terms shall have the meanings specified herein for purposes of this Section 3.05:

              (i) "Eligible Participant" means a Participant (A) who has (or will have) attained age 50 before the end of the Plan Year and (B) with respect to whom no other Pre-Tax Contributions may be made to the Plan by reason of the application of
                   Section 15.02(a) or Section 15.03 of the Plan.

              (ii) "Applicable Dollar Amount" means the amount determined in accordance with the following table:

          ----------------------------------------------------------------------
                  Plan Year                          Applicable
                 Beginning In:                      Dollar Amount
          ----------------------------------------------------------------------
                   2002                                $1,000
          ----------------------------------------------------------------------
                   2003                                 2,000
          ----------------------------------------------------------------------
                   2004                                 3,000
          ----------------------------------------------------------------------
                   2005                                 4,000
          ----------------------------------------------------------------------
                   2006                                 5,000
          ----------------------------------------------------------------------

          For years beginning after December 31, 2006, the $5,000 amount shall be adjusted for increases in the cost of living in accordance with
          Section 414(v)(2)(C) of the Code.

         3.06 CONTRIBUTION LIMIT AND PAYMENT. Notwithstanding the foregoing, contributions for an Employee made under Sections 3.01, 3.02, 3.03 and 3.04(a) shall be limited to 16 percent (50 percent, effective January 1, 2002) of a Participant's Earnings. Such contributions shall be made by means of payroll deductions for each payroll period, effective with the first full payroll period which ends after the date on which the Employee becomes an Active Participant. Participant Contributions shall be accrued by the Employer from a Participant's Earnings at the rate designated by the Participant, credited to the applicable Accounts by the end of such payroll period, and paid to the Trustee promptly and, in any event, no later than the 15th business day after the end of the month in which such payroll deduction is made.

         3.07 CHANGE IN AMOUNT OF CONTRIBUTION.

         (a) Subject to the provisions of Article XV, a Participant may elect to change the rate of his Basic and Supplemental Post-Tax Contributions and Pre-Tax Contributions by giving notice to the Employer in accordance with the procedure established by the Plan Administrator.

Changes will be effective with the first full payroll period which begins in the month following the expiration of the time period prescribed by the Plan Administrator for the submission of a Participant's notice of election to change his Contributions.

         (b) Unless otherwise directed by the Participant, if the Participant's total contribution rate is in excess of six percent of his Earnings, any such change will first be applied to adjust the amount of his Supplemental Post-Tax Contributions and/or Supplemental Pre-Tax Contributions, and then, if necessary, to adjust the amount of his Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions. If the Participant's total contribution rate is less than six percent of his Earnings, any such change will first be applied to adjust the amount of his Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions, and then, if necessary, to provide for Supplemental Post-Tax Contributions and/or Supplemental Pre-Tax Contributions.

         (c) An Eligible Participant may change the amount of his Catch-Up Contributions by giving notice to the Employer in accordance with the procedure established by the Plan Administrator. Changes will be effective with the first full payroll period which begins in the month following the expiration of the time period prescribed by the Plan Administrator for the submission of a Participant's notice of election to change his contributions.

3.08     VOLUNTARY SUSPENSION OF PARTICIPANT CONTRIBUTIONS.

         (a) A Participant may suspend his Basic or Supplemental Post-Tax Contributions as of the first day of any month by giving prior notice to the Employer in accordance with the procedure established by the Plan Administrator. A suspension of any Basic Post-Tax Contributions will automatically suspend all Supplemental Post-Tax Contributions.

         (b) A Participant may suspend his Basic Pre-Tax or Supplemental Pre-Tax Contributions as of the first day of any month by giving prior notice to the Employer in accordance with the procedure established by the Plan Administrator. A suspension of any Basic Pre-Tax Contributions will automatically suspend all Supplemental Pre-Tax Contributions.

         (c) A Participant may suspend his Catch-Up Contributions as of the first day of any month by giving prior notice to the Employer in accordance with the procedure established by the Plan Administrator.

         (d) A Participant may resume his contributions as of the first day of any month after the date the suspension commenced by giving prior notice to the Employer in accordance with the procedure established by the Plan Administrator. Notice of suspension or resumption of contributions shall be in such form as required by the Plan Administrator for such purpose.

         3.09 EMPLOYMENT WITH AFFILIATED COMPANY. A Participant may not contribute to the Plan while he is solely employed by an Affiliated Company that is not an Employer. A Participant who receives Earnings from an Employer and compensation from an Affiliated Company may elect to contribute to the Plan, by means of payroll deductions for each payroll period, as if his Earnings from the Employer included his basic compensation from the Affiliated Company. A Participant's prior and concurrent service with an Affiliated Company which is not an Employer shall be counted for Years of Service as if such Affiliated Company had been an Employer. For this purpose, the fact that the Participant has made no contributions under the Plan shall be disregarded.

         3.10 PLAN TO PLAN TRANSFER.

         (a) Balances may be transferred into the Plan, without the consent of the Plan Administrator, if the amount is transferred from a qualified defined contribution retirement plan maintained by the Employer, and with the Plan Administrator's consent if the transfer is from any other tax-qualified plan. Transferred balances (other than portions attributable to employer or employee contributions made in the year of transfer) shall not be subject to the limitations of Section 4.06 or 4.07, nor included in the calculation of the Participant's rate of Basic or Supplemental Contributions hereunder; however, such amounts shall be subject to the applicable restrictions of Article VIII.

         (b) The balance transferred shall be treated as follows:

            (i)    The portion attributable to pre-tax contributions pursuant to
                   Section 401(k) of the Code shall be credited to the Employee's Supplemental Pre-Tax Contribution Account;

            (ii) The portion attributable to after-tax contributions pursuant to Section 401(a) of the Code shall be credited to the Employee's Supplemental Post-Tax Contribution Account;

            (iii) The portion attributable to Employer matching contributions pursuant to Section 401(m) of the Code shall be credited to the Employee's Employer Contribution Account;

            (iv) The portion attributable to contributions allocated pursuant to Section 409 of the Code shall be credited to the Employee's ESOP Account; and

            (v) The portion attributable to catch-up contributions pursuant to Section 414(v) of the Code shall be credited to the Employee's Catch-Up Contribution Account.

         (c) The Plan Administrator shall require that the Employee furnish a written statement containing such information as may be necessary to establish that the transfer is consistent with the provisions of this Plan and otherwise meets the requirements of law.

         3.11 ROLLOVER CONTRIBUTIONS.

         (a) An Employee, whether or not a Participant, may request the Plan Administrator to direct the Trustee to accept any of the following amounts from or on behalf of the Employee and place them in a Rollover Contribution Account for the Employee:

            (i) amounts transferred to this Plan directly from another trust or annuity contract maintained as part of a plan qualified under Section 401(a) of the Code;

            (ii) amounts which (A) constitute or form a part of a qualifying rollover distribution within the meaning of Section 402(a)(5) of the Code which have been received by the Employee from another trust or annuity contract maintained as part of a plan qualified under Section 401(a) of the Code (other than one forming part of a plan under which the Employee was one described in Section 401(c)(1) of the Code at the time the contributions were made on his behalf), (B) are eligible for tax-free rollover treatment, and (C) are transferred to this Plan by the Employee within 60 days following his receipt; or

            (iii) amounts which have been deposited and held in a conduit Individual Retirement Account (as defined in Section 408 of the Code) consisting solely of assets and the income thereon which were (A) previously distributed to the Employee from another trust or annuity contract maintained as part of a plan qualified under Section 401(a) of the Code (other than one forming part of a plan under which the Employee was described in Section 401(c)(1) of the Code at the time the contributions were made on his behalf) as part of a qualifying rollover distribution as defined in Section 402(a)(5) of the Code and which were deposited in the Individual Retirement Account within 60 days of their receipt, and (B) are transferred directly to this Plan from the conduit Individual Retirement Account or are transferred to this Plan within 60 days of their distribution to the Employee from the conduit Individual Retirement Account.

         (b) Any amounts transferred into this Plan under this section shall be by check or wire transfer. No securities shall be contributed. The Employee shall make application to the Plan Administrator in writing, submitting whatever information is deemed necessary and sufficient by the Plan Administrator to establish compliance with the requirements of this section. Amounts accepted by the Plan Administrator shall be placed in a Rollover Contribution Account established for the Employee and shall become part of the Trust Fund. Any amounts in the Employee's Rollover Contribution Account shall be fully vested at all times. Effective January 1, 2002, in the event the Rollover Contribution includes the amount of any after-tax contributions, such after-tax contribution shall be accounted for in a separate After-Tax Rollover Contribution Account. The Employee shall be able to direct the investment of this Account in accordance with the provisions of Article V. An Employee's Rollover Contribution Account shall be subject to the same terms and conditions as are applicable to a Supplemental Pre-Tax Contribution Account.

         3.12 CONTRIBUTIONS UPON RETURN FROM MILITARY LEAVE. A Participant returning to employment with the Employer from a period of Uniformed Service Leave shall be entitled to enter into one or more compensation reduction agreements, pursuant to which the Participant may make up the Basic Contributions and Supplemental Contributions (excluding interest and earnings on such contributions) the Participant would have been entitled to make had the Participant worked for the Employer and entered into such compensation reduction agreements during the period of Uniformed Service Leave. To the extent of such make-up contributions allocated to the Participant's Basic Pre-Tax and Basic Post-Tax Accounts, the Company shall make Matching Contributions in accordance with Section 4.01 on behalf of the Participant for such period of Uniformed Service Leave. Notwithstanding the foregoing, effective December 12, 1994, all contributions made by a Participant and the Company under this Section 3.12 shall be subject to the provisions of this Article III and be determined in accordance with and subject to the limitations of USERRA.

                                   ARTICLE IV
                             EMPLOYER CONTRIBUTIONS

         4.01 MATCHING CONTRIBUTIONS.

         (a) Except as otherwise provided in the Plan, each Employer shall make Employer Contributions with respect to each Active Participant in its employ from its Current or Accumulated Profits, if any. Except as otherwise provided in the Plan, for each Participant, such Matching Contributions shall be in an amount equal to 60 percent of the Participant's Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions accrued for a Plan Year. Notwithstanding the foregoing, if an Employer has no Current and Accumulated Profits for a Plan Year, but makes contributions to the Plan that shall be used to pay principal and/or interest on an Acquisition Loan for such Plan Year, such contributions shall be treated as Matching Contributions to the extent of the amount contributed. Matching Contributions by each Employer with respect to Active Participants shall be:

            (i)    paid to the Trustee in the form specified in Section 4.03;
                   and

            (ii) allocated to the "appropriate account" of the Participant as promptly as possible, but no later than as of the end of the Plan Year in which the payroll period (to which such contribution relates) ends.

         (b) Matching Contributions may be used to pay principal and/or interest on an Acquisition Loan until such loan is satisfied. Shares released from the Unallocated Company Stock Account on account of payment of such principal and/or interest shall be allocable to the ESOP Accounts of the Participants on whose behalf such Matching Contributions were made. To the extent that such shares released would cause the 60 percent limitation to be exceeded, such excess shares shall be held unallocated until the end of the Plan Year and then allocated as Additional Matching Contributions pursuant to Section 4.02. This paragraph (b) shall have no further effect upon satisfaction of the Acquisition Loan.

         (c) The "appropriate" account for purposes of paragraph (a) is the Participant's Employer Contribution Account to the extent, if any, that such contributions are not applied to the payment of principal or interest on an Acquisition Loan and are not designated by the Employer as ESOP contributions. Otherwise, the "appropriate" account for such contributions is the Participant's ESOP Account. Notwithstanding the foregoing, a Participant who is a Part-Time Employee shall not be eligible to receive any Employer Contributions made under this Section 4.01 for any Plan Year in which he fails to complete 1,000 or more Hours of Service.

         4.02 ADDITIONAL MATCHING CONTRIBUTIONS.

         (a) Except as otherwise provided in the Plan, the Employer shall make Additional Matching Contributions from its Current or Accumulated Profits if the Employer satisfies certain preestablished financial targets. The following paragraphs will govern such contributions:

            (i) Before the end of the first calendar quarter of each Plan Year each Employer shall establish performance targets for purposes of this Section 4.02(a) and the amount of Additional Matching Contributions to be made upon the achievement of such targets. The Employer shall make Additional Matching Contributions in the appropriate amount with respect to each quarter in which the Employer satisfies the applicable performance target. Such contributions shall be made in proportion to Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions for each Employee of the Employer who, as of the end of the quarter, was an Active Participant or who was an Active Participant during the Plan Year but whose Active Participation is then currently suspended under
                   Article VIII.

            (ii) Except to the extent that such Additional Matching Contributions are designated by the Employer as contributions to be allocated to the ESOP Account of the Employees, such contributions shall be allocated to the Employer Contribution Account of its Employees.

            (iii) If Additional Matching Contributions are designated by the Employer as contributions to be allocated to the ESOP Account of the Employees, and as of the date for any allocation, the shares released from the Unallocated Company Stock Account during the Plan Year upon payment of principal and/or interest on an Acquisition Loan, less any such shares previously allocated to Participants during such Plan Year as Matching Contributions under Section 4.01 or Additional Matching Contributions under this Section 4.02, are greater than the Additional Employer Contribution, any shares remaining after such allocation shall be carried forward and allocated in subsequent quarters as Matching Contributions, Additional Matching Contributions, or both; provided that as of the end of the last calendar quarter of each Plan Year all such shares shall be allocated in the proportions described above. This clause (iii) shall have no further effect upon complete satisfaction of the Acquisition Loan.

         (b) Notwithstanding the foregoing, the Company shall not make Employer Contributions on behalf of Participants who are Part-Time Employees in any Plan Year in which the Employee fails to complete 1,000 or more Hours of Service.

         4.03 MODE OF PAYMENT.

         (a) Matching Contributions under Section 4.01 may be made either in cash or in shares of Company Stock. Additional Matching Contributions under
Section 4.02 may be made either in cash or in shares of Company Stock. Contributions designated as ESOP Contributions shall be available to the Trustee for (i) allocation to Participants' ESOP Accounts, (ii) acquisition of shares of Company Stock or (iii) payment of principal and interest on Acquisition Loans, as may be appropriate under the circumstances and as permitted or required by the terms of the Plan and any applicable loan documentation.

         (b) Whenever Contributions under Section 4.01 or 4.02 are permitted to be made in shares of Company Stock, the number of shares of Company Stock so contributed shall be determined by reference to the price of shares of Company Stock on the New York Stock Exchange for the applicable trading day. For purposes of shares of Company Stock contributed under Section 4.01, the "applicable trading day" shall be the trading day immediately preceding the last day of the month in which the payroll period (with respect to which such shares of Company Stock are to be transferred to the Trust Fund) ends. For purposes of shares of Company Stock contributed under Section 4.02, the "applicable trading day" shall be the trading day immediately preceding the Valuation Date selected for this purpose by the Plan Administrator in conformity with any other applicable provisions of the Plan.

         4.04 FORFEITURES. The amount of any Forfeitures under Section 7.04 and
8.02 shall be applied to reduce future Employer Contributions under the Plan as soon as practicable after the event giving rise to the Forfeiture has occurred.

         4.05 RETURN OF CERTAIN CONTRIBUTIONS TO EMPLOYER.

         (a) The following Employer Contributions may be returned to an
Employer:

            (i) any contribution made by an Employer under a mistake of fact may be returned to the Employer within one year of date of the payment;

            (ii)   any contribution which is disallowed as a deduction under
                   Section 404 of the Code may be returned to an Employer within one year after the date of the disallowance.

         (b) The amount which may be returned to an Employer shall not exceed the amount of the Employer's contribution reduced by any losses attributable to the contribution between the date of contribution and the Valuation Date immediately preceding the date of withdrawal. No contribution or portion of a contribution will be returned to an Employer if the return of such amount would cause the value of an Employer Contribution Account to be less than what its value would have been had the contribution not been made.

         4.06 STATUTORY LIMITATION ON ADDITIONS.

         (a) Notwithstanding any other provisions of the Plan, for each Plan Year the Annual Addition to a Participant's Accounts shall not exceed the lesser of the Maximum Permissible Dollar Amount or 25% (100% effective January 1, 2002) of the Employee's compensation for the Plan Year.

         (b) For the purposes of applying the limits of this Section 4.06, the following conditions and definitions shall apply:

            (i)    "Annual Additions" shall mean the sum of:

                   (A) Employer Contributions and Forfeitures allocated to the Participant's Accounts under Sections 4.01, 4.02 and
                        4.04 and Employer contributions to permit investments in Company Stock as described in Section 5.01(a); and

                   (B) Participant Contributions allocated to the Participant's Accounts under Sections 3.01, 3.02, 3.03 and 3.04.

                        Notwithstanding the foregoing, if during any Plan Year no more than one-third of the contributions under Sections 4.01 and 4.02 as are designated as ESOP Contributions which are deductible under section 404(a)(9) of the Code are allocated to the ESOP Accounts of Highly Compensated Employees during the Plan Year, then any ESOP contributions which are applied by the Trustees to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures shall not be included in computing Annual Additions.

            (ii) "Compensation" shall mean the total compensation paid to the Employee by the Employer during the Plan Year that is reportable as "wages, tips and other compensation" in Box 1 of the Employee's Federal Wage and Tax Statement (IRS Form W-2).

                        For Plan Years after January 1, 1998, "Compensation" shall mean the total compensation paid to the Employee by the Employer during the Plan Year that is reportable as "wages, tips and other compensation" in Box 1 of the Employee's Federal Wage and Tax Statement (IRS Form W-2), increased by any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Section 125 or 401(k) of the Code and any elective amounts which are not includible in the Employee's gross income by reason of Section 132(f)(4) of the Code.

            (iii) "Maximum Permissible Dollar Amount" shall be $30,000 ($40,000 effective January 1, 2002), as adjusted automatically in accordance with regulations issued by the Secretary of the Treasury (as the corresponding limitation in Section 415(c)(1)(A) of the Code is adjusted for the cost of living in accordance with
                        Section 415(d) of the Code).

         (c) The limitations of this Section 4.06 with respect to any Participant who at any time has been a participant in any other defined contribution plan maintained by the Company or an Affiliated Company shall apply as if the total amount payable under all such defined contribution plans in which the Participant has been a participant were payable from one plan.

         (d) If the limitations of this Section 4.06 would be exceeded in any Plan Year, the Plan Administrator shall take the following action in any order at such times as required and to the extent necessary to prevent the limitations from being exceeded:

            (i)    Discontinue or reduce the Supplemental Post-Tax
                   Contributions;

            (ii)   Discontinue or reduce the Supplemental Pre-Tax Contributions;

            (iii) Discontinue or reduce the Basic Post-Tax Employee and/or Basic Pre-Tax Contributions for the remainder of the Plan Year;

            (iv) Instruct the Trustee to return all or a portion of the Employee's Supplemental Post-Tax Contributions made during the Plan Year;

            (v) Instruct the Trustee to return all or a portion of the Employee's Supplemental Pre-Tax Contributions made during the Plan Year;

            (vi) Instruct the Employer to reduce or eliminate its Employer Contributions to the Participant's Accounts for the remainder of the Plan Year;

            (vii) Instruct the Trustee to return to the Employer all or a portion of the Employer Contributions made to the Participant's Accounts for the Plan Year; and

           (viii) Apply any amounts in excess of such limitations ("excess amounts") for a Participant to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant, if that Participant is covered by the Plan as of the end of the Plan Year. If that Participant is not covered by the Plan as of the end of the Plan Year, the Plan Administrator shall instruct the Trustee to hold such excess amounts unallocated in a suspense account for the Plan Year and allocate and reallocate such amounts in the next Plan Year to all of the remaining Participants in the Plan. Such allocation or reallocation shall not result in the limitations of this Section 4.07 being exceeded for any Participant for the Plan Year. For purposes of this subsection, excess amounts may not be distributed to Participants or former Participants.

The above actions shall not be considered a suspension of Participant contributions as provided in Section 3.08.

         (e) Any excess amounts not allocated to Participants in paragraph (d) shall be used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Participants in the Plan. Notwithstanding the foregoing, the provisions of Section 415 of the Code are hereby incorporated by reference.

         4.07 COMBINED PLANS LIMITATION. Solely for Plan Years beginning before January 1, 2000, in any case in which a Participant in the Plan is also a participant in any defined benefit plan maintained by the Employer, the allocations set forth in this Plan shall be additionally limited so that the sum of the "defined benefit fraction" and the "defined contribution fraction" would not exceed 1.0 for any Plan Year.

         The term "defined contribution fraction" for a Plan Year shall mean a fraction, the numerator of which is the sum of Annual Additions to the Participant's Accounts for all Plan Years as of the end of the Plan Year and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount for the Plan Year and all prior Years of Service or 140% of 25% of the Participant's compensation for that year and all prior Years of Service.

         The term "defined benefit fraction" for a Plan Year shall mean a fraction, the numerator of which is the projected annual benefit for the Participant under all qualified retirement plans of the Employer and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount under the Retirement Plans for the Plan Year or 140% of the Participant's average compensation for the three highest paid years. Such fraction shall be determined as of the end of the Plan Year.

         The Participant's projected annual benefit shall be determined under such retirement plans assuming that his earnings continue to normal retirement date at the same level as at the end of the Plan Year and assuming that his service continues to accrue to his normal retirement date without a break in service prior to his normal retirement date. The terms "earnings," "service," "normal retirement date" and "break in service" shall mean the same as defined in such retirement plan.

                                   ARTICLE V
                               INVESTMENT OPTIONS

         5.01 Investment of Participant and Employer Contributions. Participant and Employer Contributions shall be invested by the Trustee either as directed by the provisions of the Plan or as directed by the Participant (or, where applicable, the Participant's Beneficiary or an Alternate Payee designated pursuant to a Qualified Domestic Relations Order) in one or more Investment Funds, which shall include the following:

         (a) Company Stock Fund.

             (i) This Fund invests primarily in shares of Company Stock. However, a small percentage of the Fund is invested in money market instruments to facilitate daily cash transactions. Participant Contributions invested in this Fund pursuant to
                   Section 5.02 shall be used to purchase units representing shares of Company Stock, with the Employer making an additional contribution to the Fund on behalf of the Participant equal to 5% of the amount invested by the Participant in this Fund.

             (ii) Accounts in this Fund shall segregate, separately account for and respectively consist of shares of Company Stock attributable to (1) PAYSOP Contributions allocated to the Fund before January 1, 1987, (2) Non-ESOP Employer Contributions, (3) Participant Contributions invested in this Fund pursuant to Section 5.02, (4) amounts directed by Participants to be invested in this Fund pursuant to Section 5.04, (5) ESOP Employer Contributions, (6) the Unallocated Company Stock account and (7) shares of Company Stock purchased with cash dividends. All amounts invested in the Company Stock Fund constitute an ESOP within the meaning of Section 4975(e)(7) of the Code.

             (iii) Except as provided in Sections 6.02(c) and 6.02(d), cash dividends received on shares of Company Stock held in the Company Stock Fund shall be reinvested by purchasing shares of Company Stock at 100% of fair market value, subject to the Trustee's authority to hold a reasonable portion of the assets of the Company Stock Fund in cash and cash equivalent investments.

         (b) Additional Investment Funds. There shall be established by the Trustee at the direction of the Board or its designee such additional Investment Funds as shall be deemed necessary or appropriate to meet the three investment alternative requirements prescribed by Section 401(a)(28)(B)(ii)(II) of the Code and any applicable regulations promulgated thereunder. Additionally, there may be established by the Trustee at the direction of the Board or its designee such further additional Investment Funds as shall be deemed appropriate, including Investment Funds appropriate for purposes of meeting the requirements of Section 404(c) of ERISA and the regulations thereunder.

         (c) Temporary Investment. Pending investment and reinvestment, the Trustee may invest temporarily all or any part of the Investment Funds and such other Investment Funds as may be established by the Trustee at the direction of the Board or its designee pursuant to the provisions of the Plan in short and medium term securities including but not limited to commercial paper, notes of finance companies or in obligations of the U.S. Government or any instrumentality or agency thereof. The Board or its designee may from time to time specify additional or different investment vehicles for the temporary investment of funds by the Trustee, or may direct the Trustee in the temporary investment of funds. The Trustee may invest all or any part of any Investment Fund directly in the securities and obligations authorized for the respective Investment Fund or through the medium of any common, collective or commingled trust fund which is invested principally in securities and obligations authorized for the respective Investment Fund.

         5.02 INVESTMENT ELECTIONS BY PARTICIPANTS.

         (a) Each Participant must elect by Appropriate Notice (as hereinafter defined) to have all Participant Contributions and Employer Contributions (other than contributions of shares of Company Stock under Sections 4.01 and 4.02) invested in any one or more of the available Investment Funds, with the investment in each Fund being a whole number percentage of such contributions and the sum of such percentages equal to 100 percent. "Appropriate Notice" means for this purpose written, telephonic or other electronic communication directed to the Plan Administrator (as specified by the Plan Administrator in rules or procedures uniformly applicable to all similarly situated Participants). For purposes of the actions taken under this Article V, Participants (or, where applicable the Participant's Beneficiary or an Alternate Payee designated pursuant to a Qualified Domestic Relations Order) shall be considered to be "named fiduciaries" within the meaning of (and to the extent permitted under)
Section 402(a)(2) of ERISA.

         (b) A Basic Post-Tax Contribution Account, a Basic Pre-Tax Contribution Account, a Supplemental Post-Tax Contribution Account, a Supplemental Pre-Tax Contribution Account, a Catch-Up Contribution Account, a Rollover Contribution Account, an After-Tax Rollover Contribution Account and an Employer Contribution Account shall be established for the Participant in each of the available Investment Funds in which contributions are invested on his behalf. In addition, an ESOP Account shall be established in the Company Stock Fund for each Participant on whose behalf contributions of shares of Company Stock under Sections 4.01 and 4.02 are allocated. All contributions of shares of Company Stock made pursuant to Sections 4.01 and 4.02 (provided such contributions are not applied to the payment of principal or interest on an Acquisition Loan) unless designated by the Employer when made as an ESOP Contribution shall be invested in the Company Stock Fund and allocated to an Employer Contribution Account established for the Participant therein.

         (c) All contributions of shares of Company Stock made pursuant to Sections 4.01 and 4.02 designated by the Employer when made as ESOP Contributions or applied to the payment of principal or interest on an Acquisition Loan, shall be invested in the Company Stock Fund and allocated to an ESOP Account established for the Participants therein. Contributions and earnings thereon as to which no current, valid investment direction exists may be invested as the Trustee, in its discretion, shall deem appropriate; provided that in the event no trustee has agreed to undertake such investment responsibility, such contributions and earnings shall be invested by the Plan Administrator until a valid investment direction is obtained and shall not be governed by an Appropriate Notice filed by any Participant.

         5.03 CHANGES IN CURRENT INVESTMENT ELECTIONS. A Participant may change his investment election at any time by giving prior Appropriate Notice. Changes in investment elections must be expressed as revised whole number percentages of contributions, totaling 100 percent.

         5.04 TRANSFERS OF ACCOUNTS.

         (a) Except as otherwise provided in this Section 5.04, a Participant may elect to transfer all or part (specified as a whole number percentage of the existing balance) of his Account in any Investment Fund to another Investment Fund by giving prior Appropriate Notice. Such transfer shall be effective as soon thereafter as practicable.

         (b) Notwithstanding the foregoing, as determined by the Plan Administrator on a uniform and nondiscriminatory basis, no transfer may be made under this Section 5.04 if the effect of such transfer would cause that portion of the Company Stock Fund that meets the requirements as an ESOP under Section 4975 of the Code to fail to meet such requirements.

         (c) The Plan Administrator may authorize changes in investment options on dates other than a scheduled or regular Valuation Date as special conditions may warrant. The Plan Administrator may establish rules and procedures as the circumstances require to allow such changes in investment options, including a special valuation of Participants' Accounts.

                                   ARTICLE VI
                       VALUATION OF PARTICIPANTS' ACCOUNTS

         6.01 ACCOUNTS. Each Participant shall have established for him separate accounts which shall reflect all amounts contributed by the Participant and by the Employer on his behalf and the investment earnings and losses thereon.

         6.02  VALUATION OF ACCOUNTS.

         (a) As of each Valuation Date, the Accounts of each Participant shall be adjusted separately for each Fund to reflect any appreciation or depreciation in the fair market value of the Funds and income earned by the Funds. The fair market value of the Funds shall be determined by the Trustee and communicated to the Plan Administrator in writing as of such Valuation Date as the Plan Administrator shall determine. It shall represent the fair market value of all securities or other property held for the respective Investment Funds, plus cash and accrued earnings, less accrued expenses and proper charges against the Funds as of the Valuation Date. The Company Stock Fund shall be represented by shares of Company Stock plus the value of any fractional share which shall be held in cash or may be unitized and expressed as a cash value, as the Plan Administrator and Trustee shall agree. The Trustee's determination of value shall be final and conclusive for all purposes of this Plan. A Participant's Accounts shall be adjusted in proportion to the balance in each Participant's Account on the last Valuation Date, less distributions.

         (b) When determining the value of Participant's Accounts, any deposits due which have not been deposited to the Fund on behalf of the Participant shall be added to his Accounts. Similarly, adjustment of Accounts for appreciation or depreciation of the Fund shall be deemed to have been made as of the Valuation Date to which the adjustment relates, notwithstanding the fact that they are actually made as of a later date.

         (c) Subject to the provisions of Section 6.02(d), cash dividends received by the Trustee with respect to shares of Company Stock held by the Plan (other than such shares held in an ESOP Account and Financed Shares held in the Unallocated Company Stock Account) shall be invested in additional shares of Company Stock, subject to the Trustee's authority to hold a reasonable portion of the assets of the Company Stock Fund in cash and cash equivalent investments. Any shares of Company Stock purchased from cash dividends plus any other shares of Company Stock received as a result of a stock split or a stock dividend shall be allocated to the appropriate Investment Fund Account in proportion to the respective shares of Company Stock credited to such Account balances as of the appropriate record date. Cash dividends received by the Trustee on shares of Company Stock held in ESOP Accounts of Participants and on Financed Shares held in the Unallocated Company Stock Account shall (unless the Plan Administrator directs the Trustee to allocate dividends paid on shares held in ESOP Accounts pursuant to the preceding provisions of this paragraph or to allow dividend reinvestment as provided in Section 6.02(d)) be applied by the Trustee to the payment of principal and interest on one or more outstanding Acquisition Loans; provided that with respect to such application of dividends,

               (i) dividends on Financed Shares shall be applied only to the payment of principal and interest on the Acquisition Loan, the proceeds of which were used to acquire such Financed Shares;

               (ii) if at any time more than one Acquisition Loan is outstanding, dividends on shares of Company Stock held in ESOP Accounts of Participants shall be applied to the payment of principal and interest on the Acquisition Loan, the proceeds of which were used to acquire such shares of Company Stock, so long as there remains any unpaid balance due on such loan; and

               (iii) dividends on shares of Company Stock held in ESOP Accounts of Participants shall be so applied only to the extent that such application releases from the Unallocated Company Stock Account sufficient shares of Company Stock for immediate allocation to the respective ESOP Accounts of Participants to compensate for such application of dividends.

         (d) Effective January 1, 2002, if so determined by the Plan Administrator, any cash dividends paid to the Trustee by the Company on Company Stock allocated to the Company Stock Accounts of Participants shall either be invested in Company Stock in accordance with the provisions of Section 5.01(a)(iii) or paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trustee) in cash by the Trustee to the Participants as elected by the Participants, in proportion to the shares of Company Stock allocated to their Company Stock Accounts as of the record date of the dividends. A Participant shall be deemed to have elected to have the cash dividends automatically reinvested in Company Stock, unless the Participant files a timely election with the Plan Administrator to have all or a portion of the cash dividends paid to the Participant. The Plan Administrator shall provide notice to each Participant that describes the election with respect to dividends and the procedures for making such election. Such notice shall be provided to new Participants no later than the close of the Plan Year in which they become Participants. A Participant may change his election at least annually, but a Participant's election shall become irrevocable as of the close of each Plan Year with respect to the dividends paid during that year, unless an earlier date is established by the Plan Administrator. In lieu of paying cash dividends to the Trustee, the Company may pay cash dividends on Company Stock directly to Participants. For purposes of this Section 6.02(d) a Beneficiary in pay status will be treated as if he or she is a Participant in the Plan. For purposes of the actions taken under this Section 6.02(d), Participants (or, where applicable the Participant's Beneficiary or an Alternate Payee designated pursuant to a Qualified Domestic Relations Order) shall be considered to be "named fiduciaries" within the meaning of (and to the extent permitted under) Section 402(a)(2) of ERISA.

         6.03 STATEMENT OF PARTICIPANT ACCOUNTS. At least once each Plan Year, an individual statement will be issued to each Participant showing the value of his Accounts.

         6.04 TIMING OF CREDITS AND DEDUCTIONS. The credits to or deductions from a Participant's Account shall be deemed to have been made on the date to which they relate, although they may actually be determined at another date. Notwithstanding the foregoing, if Investment Funds which are valued daily renders it feasible, transactions will be effected by the Fund manager on the date money or investment directions are received prior to 4:00 P.M. local time, or otherwise on the next business day. The Accounts of Participants will be debited or credited, as appropriate, no later than the date on which transactions are effected.

                                   ARTICLE VII
                                  PLAN BENEFITS

         7.01 RETIREMENT. Upon Retirement, the vested portion of a Participant's Account shall be paid to him in full in accordance with Sections
7.06 and 7.07.

         7.02 DEATH. Upon the death of a Participant, the vested portion of the Participant's Account, to the extent not yet distributed, shall be paid to his Beneficiary in accordance with Sections 7.06, 7.07 and 7.08, as applicable.

         7.03 DISABILITY. Upon the termination of Employment of a Participant by Disability before Retirement, the vested portion of the Participant's Account shall be paid to him or his Beneficiary in accordance with Sections 7.06, 7.07 or 10.07, as applicable.

         7.04  OTHER TERMINATION OF EMPLOYMENT.

         (a) Upon termination of Employment of a Participant other than by Retirement, death or Disability, and other than by transfer to an Affiliated Company which is not an Employer, the vested portion of his Account shall be paid to him in accordance with Sections 7.06 and 7.07; provided that installment payments pursuant to Section 7.06(a)(i) may not be elected by a terminated Participant before attainment of age 59-1/2.

         (b) A Participant who has completed less than three Years of Service as of such termination of Employment shall forfeit his entire Employer Contribution Account; provided however, that the Forfeiture shall be reinstated if he is reemployed by an Employer and if he repays the full amount of his Basic Post-Tax Contribution Account and/or Basic Pre-Tax Contribution Account at any time before he has five Years of Break in Service, and provided further, that a Participant shall be fully vested in and have a non-forfeitable right to any cash dividends that are subject to the provisions of Section 6.02(d), without regard to whether the Participant is vested in the stock with respect to which the dividend is paid. The vested portion of a terminated Participant's Account shall be paid to the Participant in accordance with Sections 7.06 and 7.07. If a Participant has no vested interest in his Employer Contribution Account, he shall be deemed to have been paid his benefits (which shall be deemed to have a value of zero) as of the last day of the Plan Year in which his Employment terminated.

         7.05 TRANSFER OF EMPLOYMENT. If a Participant transfers to an employment status with the Employer or an Affiliated Company such that he no longer meets the definition of Employee, he shall be given the following options:

               (i) To elect a plan to plan transfer of the vested portion of his Accounts to a qualified defined contribution plan (other than an ESOP) maintained by such Employer or Affiliated Company as of any Valuation Date (on which all Accounts are valued), if the Trustee of such plan is authorized to receive such transfer.

               (ii) To defer such transfer or the receipt of any such distribution until a later date. His Accounts will remain in the Plan until Retirement, death, Disability or termination of Employment or until eligible for withdrawal under Article VIII.

A Participant will receive credit for Years of Service for his period of employment with the Employer or Affiliated Company.

         7.06 PAYMENT OF BENEFITS. Subject to the provisions of Section 7.07, a Participant's Account shall be paid as described herein.

         (a) In connection with a Participant's Retirement, elected benefit commencement date or required beginning date (as defined in Section 7.07(d)), the Participant shall notify the Plan Administrator of his election to receive payment of his Account upon termination of Employment in accordance with one or more of the following forms:

               (i) in a lump sum payment(s) in cash or, with respect to the Company Stock Fund, upon the request of the Participant, in kind, plus the cash equivalent of the fair market value of any fractional share of Company Common Stock;

               (ii) in annual installments over a period not to exceed ten years, provided such period does not exceed the greater of the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary. The amount of each installment will be determined by dividing the Participant's vested account balance by the number of annual installments which remain to be made at the time a particular installment is to be paid;

               (iii) for distributions commencing on or after January 1, 2002, in a series of annual or more frequent installments over a period not exceeding the life of such Participant or, if applicable, the joint lives of such Participant and his Beneficiary, or over the life expectancy of such Participant or, if applicable, the joint life expectancies of the Participant and his Beneficiary; or

               (iv) for distributions commencing before March 31, 2002, and solely with respect to Participants who were participants in a prior plan which has been merged into this Plan, any alternative form of distribution offered under that prior plan.

               A Participant may receive multiple lump sum payments in cash described in (i) above upon request to the Plan Administrator as its delegate. Lump sum payments in cash, shall be in amounts not less than $1,000, unless the distribution is the entire remaining vested balance of the Participant's Account.

               Benefit elections may be made in writing or by electronic or telephonic means in accordance with the procedures established by the Plan Administrator for such purpose. A Participant may change his election of benefits by filing a new election form at any time prior to his benefit commencement date.

         (b) If the Participant's Account balance at the time of any distribution exceeds $3,500 ($5,000, effective January 1, 1998), then neither that distribution nor any subsequent distribution shall be made to the Participant at any time before he attains age 70-1/2 without his or her consent (which age 70-1/2 distributions shall be made in accordance with Section 7.07(d)). Effective January 1, 2002, for purposes of this Section 7.06(b), a Participant's Account balance shall be determined without regard to the balance in his Rollover Contribution Account and After-Tax Rollover Contribution Account. No such consent shall be valid unless the Participant receives a general description of the material features and an explanation of the value of the form of benefit available under the Plan. In addition, the Participant must be informed of his right to defer receipt of the payment or distribution. The Plan Administrator shall deliver such written notice to the Participant during a period beginning no less than 30 days and no more than 90 days before the Participant's date of commencement of benefits. The written consent of the Participant to the payment or distribution shall not be made before the Participant receives the notice and shall not be made more than 90 days before his or her date of commencement of benefits. Notwithstanding the foregoing, a distribution may commence less than 30 days after the notice required under
Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         (c) If a Participant elects to receive the total vested portion of his Account, such amount is determined as of the Valuation Date next preceding the date on which the Plan Administrator approves the withdrawal or the Valuation Date next following the Participant's application for withdrawal, whichever Valuation Date is later. For Participants who had been receiving installment payments under the Plan, such lump sum amount shall not include the amount of any installments paid to the Participants since the preceding Valuation Date. Any residual amounts will be paid to the Participant following the next Valuation Date.

         (d) A Participant may elect that the portion of his Account invested in the Company Stock Fund be paid in kind, equal to the full shares of Company Stock plus the cash equivalent of the fair market values of any fractional shares of Company Stock. The Trustee, in the case of a fractional share, shall be deemed to have purchased such fractional share from the Participant concerned at a price equal to the cash payment to be made to the Participant. Cash for the purchase of fractional shares may be taken from dividend receipts or other cash in the Trust Fund.

         (e) Notwithstanding the foregoing, a Participant whose Account balance does not exceed $3,500 ($5,000, effective January 1, 1998) at the time of his termination of Employment with the Employer shall receive his Account in a single sum cash payment as soon as administratively practicable after his termination of Employment. Effective January 1, 2002, a Participant whose Account balance determined without regard to the balance in his Rollover Contribution Account and After-Tax Rollover Contribution Account does not exceed $5,000 at the time of his termination of Employment with the Employer shall receive his Account in a single sum cash payment as soon as administratively practicable after his termination of Employment.

         7.07  METHOD OF PAYMENT.

         (a) Benefits shall be paid or made available under the Plan upon the direction of the Plan Administrator as soon as practicable after termination of Employment occurs and (except as provided in Section 7.09) shall be distributable thereafter at the request of the Participant (or, where applicable, his Beneficiary or alternate payee) in a form established by the Plan Administrator. Unless the Participant elects otherwise, distribution of benefits will begin no later than 60 days after the end of the Plan Year in which the latest of the following events occurs:

               (i)   The Participant's attainment of age 65;

               (ii) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

               (iii) The Participant's termination of Employment with the
                     Employer or an Affiliated Company.

         (b) If upon the death of an Employee his Account is being distributed in accordance with Section 7.06(a)(ii), the remaining portion will be distributed at least as rapidly as under the method being used as of the date of his death.

         (c) If distributions have not begun upon the death of a Participant, and if no election is made by the Beneficiary under Section 7.08 following the Participant's death, the entire interest of the Participant will be distributed in accordance with Section 7.06(a)(i) at the end of the calendar year containing the fifth anniversary of the Participant's death.

         (d)   Notwithstanding any other provision of the Plan (including
Section 7.09), (i) the Employee's Account will be distributed to such Participant not later than his required beginning date, or (ii) the first installment to be distributed under Section 7.06(a)(ii) will begin not later than the required beginning date, in accordance with regulations prescribed by the Secretary of the Treasury. For this purpose, the term "required beginning date" means:

               (i) for a Participant who is not a five percent (5%) owner (as defined under Code Section 416), April 1 of the calendar year following the year in which occurs the later of the
                     Participant's: (A) termination of Employment with the Employer and all Affiliated Companies, and (B) attainment of age 70-1/2; and

               (ii) for a Participant who is a five percent (5%) owner, April 1 of the calendar year following the calendar year in which the Employee attains age 70-1/2, or such other date as may be prescribed by applicable law or regulations.

         Notwithstanding the foregoing, if a Participant who is not a five percent (5%) owner attained age 70-1/2 on or after January 1, 1996 and before January 1, 1999, and is still employed by the Employer or an Affiliated Company on April 1 of the calendar year following the year in which he or she attained age 70-1/2, such Participant may elect to commence the distribution of the vested value of his or her Accounts effective as of April 1 of the calendar year following the calendar year in which he or she attained age 70-1/2 or to delay the commencement of distributions until the termination of his or her employment.

         7.08 PROOF OF DEATH AND RIGHT OF BENEFICIARY. In the event of the death of a Participant who has begun to receive benefits in annual installments under Section 7.06(a)(ii), his Beneficiary will receive the undistributed value of his Accounts in annual installments on the same basis as the Participant had elected. Alternatively, his Beneficiary may receive the undistributed value of his Accounts in a lump sum payment by informing the Plan Administrator of his election within 90 days of the Participant's death. The Beneficiary of a deceased Participant other than noted above shall elect to receive the undistributed value of his Accounts under one of the methods in Section 7.06 by an election communicated to the Plan Administrator within 180 days of the Participant's death, except that the maximum period in Section 7.06(a)(ii) shall be five years. If the Beneficiary does not elect a distribution within 180 days, the Plan Administrator will distribute the Account in accordance with Section 7.07(c).

         The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive benefits of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive.

         7.09 SPECIAL DISTRIBUTION AND PAYMENT REQUIREMENTS. This Section 7.09 shall not eliminate any form or time of distribution available under this Plan on May 1, 1989.

         (a) Subject to Section 7.06(b) and notwithstanding any other provision of this Plan, a Participant may elect to have the portion of his Account attributable to shares of Company Stock acquired by the Plan after December 31, 1986 distributed as follows:

               (i) If the Participant separates from service by reason of the attainment of normal retirement age under the Plan, death, or disability, the distribution of such portion of the Participant's Account balance will begin not later than one year after the close of the Plan Year in which such event occurs, unless the Participant otherwise elects a distribution under the provisions of the Plan other than this Section 7.09.

               (ii) If the Participant separates from service for any reason other than those enumerated in subparagraph (i) above and is not reemployed by an Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant's Account balance will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service, unless the Participant otherwise elects a distribution under the provisions of this Plan other than this Section 7.09.

               (iii) If the Participant separates from service for a reason other than those described in subparagraph (i) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant before any subsequent separation from service shall be in accordance with the provisions of the Plan other than this Section 7.09.

         (b) For purposes of this Section 7.09 only, at times when such Company Stock is not then publicly traded on an established securities market, shares of Company Stock shall not include any such shares acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which such loan is repaid in full.

         (c) Distributions required under this Section 7.09 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under the provisions of this Plan other than this
Section 7.09. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code.

         (d) The portion of a Participant's ESOP Account balance attributable to shares of Company Stock which were acquired by the Plan after December 31, 1986 shall be determined by the Plan Administrator in its discretion.

         7.10  PUT OPTION.

         (a)   Any Participant who receives shares of Company Stock under this
Article VII (and persons who received shares from such a Participant by reason of the Participant's death or incompetency) shall have the right to require the Company to purchase the shares of Company Stock for its current fair market value (the "put option"). The put option shall only apply if, when the shares of Company Stock are distributed or within fifteen (15) months thereafter, the stock is not publicly traded on an established securities market or are (or become) subject to a restriction under federal or state securities laws or regulations or an agreement affecting the shares of Company Stock that would make the shares of Company Stock not as freely tradable as a security not subject to such restrictions.

         (b) The put option shall be exercisable by notice to the Plan Administrator and in a form established by the Plan Administrator during the 15 month period after the shares of Company Stock are distributed by the Plan; provided that if the put option first becomes exercisable after the distribution of such shares by the Plan, the put option shall remain exercisable after the end of such 15-month period for the number of days (if any) by which the number of days between (i) the date on which the shares of Company Stock cease to be so traded (or tradable) and (ii) the date on which the Employer notifies the Participant in writing that such shares have ceased to be so traded (or tradable) exceeds ten. If the put option is exercised, the Trustee may, in the Trustee's sole discretion, assume the Company's rights and obligations with respect to purchasing the shares of Company Stock. The Company, or the Trustee if applicable, may elect to pay for the shares of Company Stock in equal periodic installments (not less frequent than annually) over a period not longer than five years from the date the put option is exercised, with interest at a reasonable rate, all such terms to be set forth in a promissory note delivered to the seller with usual business terms as to acceleration upon any uncured default.

With the seller's consent, the installment period may be extended to the earlier of ten years from the exercise of the put option or the date on which the Acquisition Loans related to the shares of Company Stock have been satisfied, if longer than five years, provided the purchaser furnishes adequate security in addition to the purchaser's promissory note.

         (c) Nothing contained herein shall be deemed to obligate the Company to register any shares of Company Stock under any federal or state securities law or to create a public market to facilitate transferability of the shares of Company Stock. The put option herein described may only be exercised by a person described in the first sentence of this section and may not be transferred either separately or together with any shares of Company Stock to any other person. The put option shall continue in effect to the extent provided herein in the event that the Plan ceases to have a qualified employee stock ownership plan feature.

         7.11 DIRECT ROLLOVER OF DISTRIBUTION. Any "Eligible Rollover Distribution" under this Article may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an "Eligible Retirement Plan," subject to the provisions of Section 402 of the Code and the regulations thereunder and as hereinafter provided.

         (a) The Plan Administrator shall notify any "Distributee" entitled to receive an "Eligible Rollover Distribution" no less than thirty nor more than ninety days before the starting date of any payment (or at such other time as is permitted by law) of his right to elect a "Direct Rollover" to an "Eligible Retirement Plan" pursuant to the provisions of this section.

         (b) To elect a Direct Rollover, the Distributee must request in writing to the Plan Administrator that all or a specified portion of the Eligible Rollover Distribution be transferred directly to one or more "Eligible Retirement Plans." If a distribution will be made on behalf of the Distributee in more than one year, the notice specified in paragraph (a) must be given to the Distributee in each year in which there is an Eligible Rollover Distribution, and the Distributee must file a new election with the Plan Administrator if he wishes to have the Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan.

         (c) The Distributee shall not be entitled to elect a Direct Rollover pursuant to this section, unless he has obtained any applicable Spousal consent that would otherwise be required to obtain a distribution in the amount of the Eligible Rollover Distribution.

         (d) For purposes of this section, the following definitions shall apply:

               (i) A "Direct Rollover" is a payment by the Plan to the "Eligible Retirement Plan" specified by the Distributee;

               (ii) A "Distributee" includes Participants, a Participant's surviving spouse and a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), but only with regard to the interest of such individual under the Plan;

               (iii) An "Eligible Retirement Plan" is a retirement plan which meets the requirements of Code Section 401(a), an annuity described in Code

                     Section 403(a), an individual retirement account described in Code Section 408(a), or an individual retirement annuity (other than an endowment contract) described in Code
                     Section 408(b), the terms of which permit the acceptance of a Direct Rollover of the Distributee's Eligible Rollover Distribution. Effective January 1, 2002, the term Eligible Retirement Plan shall also include an annuity contract described in Section 403(b) of the Code and an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code. However, in the case of an Eligible Rollover Distribution made before January 1, 2002 to the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity. The Plan Administrator may establish reasonable procedures for ascertaining that the Eligible Retirement Plan meets the preceding requirements.

               (iv) An "Eligible Rollover Distribution" is any distribution from this Plan of all or any portion of the balance to the credit of the Distributee, except for distributions (or portions thereof) which are:

                     (1) Part of a series of substantially equal periodic
                         payments (not less frequently than annually) made over the life of the Participant (or the joint lives of the Participant and the Participant's designated beneficiary), the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary), or a specified period of ten years or more;

                     (2) Required under Code Section 401(a)(9) (relating to the minimum distribution requirements);

                     (3) For distributions made before January 1, 2002, the
                         portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities described in Code Section 402(e)(4); or

                     (4) Withdrawals made on or after January 1, 1999 that are
                         due to a financial hardship incurred by a Participant, as provided under Section 8.03 of this Plan.

                                  ARTICLE VIII
                          WITHDRAWALS DURING EMPLOYMENT

         8.01  GENERAL CONDITIONS FOR WITHDRAWALS.

         (a) Subject to the conditions set forth herein, a Participant may make withdrawals of all or a portion of his vested accounts (excluding the PAYSOP Account with respect to withdrawals made before January 1, 2002) at such times and in such manner as set forth in this

Article VIII, upon request to the Plan Administrator in writing or by electronic or telephonic means.

         (b) Any distribution under this section may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an individual retirement account or another tax-qualified plan, subject to the provisions of Section 402 of the Code and the regulations thereunder, and in accordance with the procedures described in Sections 7.06 and 7.11 of this Plan.

         (c) Subject to the conditions set forth herein, upon notice to the Employer in the manner prescribed by the Plan Administrator for such purpose, a Participant may make withdrawals of all or a portion of the vested portion of his Accounts (excluding the PAYSOP Account with respect to withdrawals made before January 1, 2002). No withdrawals may be made under this Article VIII from a Participant's Basic Pre-Tax Contribution Account, Supplemental Pre-Tax Contribution Account or Catch-Up Contribution Account, except under Sections
8.03 and 8.04.

         (d) All amounts withdrawn will be paid in cash. In the case of a partial withdrawal under this Article by a Participant having an interest in more than one Investment Fund, the amount withdrawn shall be taken pro rata from all Investment Funds in which the Participant maintains Accounts and from which withdrawal is permissible in the same proportion as the value of the Participant's interest in each such Investment Fund bears to the total value of his Accounts.

         8.02  WITHDRAWAL OF ACCOUNTS.

         (a) A Participant who has less than three years of vesting service may elect to withdraw all or any part of the value of his Basic Post-Tax Contribution Account, Supplemental Post-Tax Contribution Account, Rollover Contribution Account and After-Tax Rollover Contribution Account, determined as of the next Valuation Date. Upon such withdrawal, the Participant shall forfeit the full amount of his Employer Contribution Account attributable to the amount withdrawn from such Participant's Basic Post-Tax Contribution Account. However, such Forfeiture shall be reinstated if the Participant repays the full dollar amount of the prior withdrawal within two years after the withdrawal, or prior to the time that the Participant has a Year of Break in Service, whichever occurs first.

         (b) A Participant who has at least three years of vesting service may withdraw all or any part of his Basic Post-Tax Contribution Account, Supplemental Post-Tax Contribution Account, Rollover Contribution Account, After-Tax Rollover Contribution Account and Employer Contribution Account determined as of the next Valuation Date. The amounts available for withdrawal at any given time shall exclude Employer Contributions made during the two years immediately preceding withdrawal. These amounts may not be distributed to the Participant until his termination of Employment or until such funds have been in the Plan for at least two years, whichever occurs first. A Participant who has made a withdrawal under this paragraph (b) shall not forfeit any part of his Employer Contribution Account.

         (c) Effective January 1, 2002, a Participant may withdraw all or part of his PAYSOP Account, determined as of the next Valuation Date, at any time.

         8.03  HARDSHIP WITHDRAWALS.

         (a) A Participant who incurs a "financial hardship" may request a withdrawal from his Basic Pre-Tax Contribution Account, Supplemental Pre-Tax Contribution Account and Catch-Up Contribution Account, determined as of the Valuation Date preceding the date of the request. Hardship withdrawals shall be made in accordance with this Section 8.03 and shall be limited to the amount of Basic Pre-Tax Contributions, Supplemental Pre-Tax Contributions and Catch-Up Contributions (and earnings on those amounts credited before January 1, 1989) then credited to the Participant's Account.

         (b) For purposes of this Section, "financial hardship" means an immediate and heavy financial need occurring in the Participant's personal affairs that cannot reasonably be satisfied from other resources available to the Participant. Any such hardship shall be determined by the Plan Administrator (or its delegate) from appropriate evidence furnished by the Participant and in accordance with applicable regulations under Section 401(k) of the Code. Unless the Plan Administrator decides, from time to time, to determine financial need on the basis of all relevant facts and circumstances, a Participant's financial need shall be deemed sufficiently immediate and heavy to justify a hardship withdrawal under this Section only with respect to:

               (i) Unreimbursed medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or dependents (as defined in Section 152 of the Code) or an amount necessary for these persons to obtain medical care described in Section 213(d) of the Code;

               (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

               (iii) Payment of tuition and related fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents;

               (iv) Payments necessary to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

               (v) Other events provided for in rulings, notices or other documents published by the Commissioner of Internal Revenue. The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

         (c) A Participant must demonstrate to the satisfaction of the Plan Administrator (or delegate) that the withdrawal is necessary to satisfy his financial need and that the amount requested does not exceed the amount needed to relieve his financial need, considering also the extent to which the need may be satisfied from other resources reasonably available to the

Participant, including assets of his spouse and minor children to the extent reasonably available to him. As a condition to a hardship withdrawal, the Participant must elect, in accordance with the provisions of Section 6.02(d), to have all cash dividends paid to him in accordance with the provisions of Section 6.02(d) effective as of the earliest possible date. The Plan Administrator may elect to make an independent determination, based upon all facts and circumstances, as to whether the amount of the withdrawal is necessary to satisfy the Participant's financial need. If the Plan Administrator so elects, then for purposes of determining the sufficiency of the Participant's other available resources, the Plan Administrator may reasonably rely (unless the Plan Administrator has actual knowledge to the contrary) on the Participant's written representation to the effect that the financial need cannot be relieved:

               (i) through reimbursement or compensation by insurance or otherwise;

               (ii) by reasonable liquidation of the Participant's assets to a degree that would not itself cause immediate and heavy financial need;

               (iii) by cessation of elective or Participant contributions under the Plan; or

               (iv) by other distributions or loans from plans maintained by any present or former employer of the Participant, or by borrowing from commercial sources on reasonable commercial terms.

         (d) If the Plan Administrator elects not to make the independent facts and circumstances determination provided under paragraph (c), the amount of a Participant's requested withdrawal shall be deemed necessary to satisfy his financial need if the following requirements are met:

               (i) the Participant first has obtained, or simultaneously with the withdrawal will obtain, all nonhardship distributions and all nontaxable loans currently available under all qualified plans maintained by the Employer;

               (ii) the Participant has elected, in accordance with the provisions of Section 6.02(d), to receive cash dividends that are subject to distribution pursuant to Section 6.02(d);

               (iii) the Participant's right to make elective and employee contributions to this Plan and contributions to all other plans maintained by the Employer (except contributions to welfare benefit plans and mandatory employee contributions to defined benefit plans) shall be suspended for the 12 consecutive months (effective January 1, 2002, six consecutive months) following his receipt of the hardship withdrawal; and

               (iv) with respect to hardship withdrawals made before January 1, 2001, the maximum amount of elective contributions (taking into account all qualified plans of the Employer) to be made on behalf of the Participant for his taxable year following the taxable year in which he receives the hardship withdrawal shall not exceed (A) $9,500 or such other applicable amount pursuant to the provisions of Sections 402(g) of the Code, reduced by (B) his elective contributions for the taxable year in which he received the hardship withdrawal.

Hardship withdrawals that are subject to the preceding sentence shall not be allowed unless the other plans referred to in points (i) through (iii) of that sentence contain substantially similar provisions. Effective January 1, 2002, a Participant who received a hardship distribution in 2001 shall be permitted to resume making elective and employee contributions to this Plan and to all other plans maintained by the Employer at any time after the suspension of contributions in accordance with (ii) above has been in effect for at least six consecutive months.

         8.04 WITHDRAWAL AFTER AGE 59-1/2. A Participant who has attained age 59-1/2 may make a withdrawal under the provisions of Section 8.03 without satisfying the conditions of that Section for a Hardship. Upon such a withdrawal, the Participant shall not incur a mandatory suspension.

         8.05 PAYSOP ACCOUNTS. A Participant may not withdraw any amounts from this Account while employed. This Section 8.05 shall no longer apply after December 31, 2001.

                                   ARTICLE IX
                                 ADMINISTRATION

         9.01  FIDUCIARIES.

         (a) The following parties are Fiduciaries of the Plan: (i) the Company, (ii) the Trustee and (iii) any committee or individual appointed by the Company as Plan Administrator or to whom discretionary administrative authority or responsibility with respect to the Plan has been delegated by the Company. The Plan Administrator shall be the "named fiduciary" for all purposes under ERISA. If a Plan Administrator has not been appointed, or ceases for any reason to serve, the Company shall function as the Administrator until a Plan Administrator (or successor, as appropriate) is appointed.

         (b) The responsibilities of each Fiduciary may be specified by the Company. If no such delegation is made by the Company, the Fiduciaries may allocate responsibilities among themselves in writing and notify the Company that they have done so, specifying in such notification the responsibilities of each Fiduciary. If the Fiduciaries provide a copy of such notification to the Trustee, the Trustee shall thereafter (until such time as the Company or the Fiduciaries deliver to the Trustee a written revocation of such allocation) accept and be justified in relying upon any documents executed by the appropriate Fiduciary pursuant to the allocation of responsibilities disclosed in such notification.

         (c) Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are assigned to such Fiduciary under the Plan, delegated to the Fiduciary by action of the Company or allocated to the Fiduciary by written allocation among the Fiduciaries pursuant to paragraph (b), above.

         9.02 RESPONSIBILITIES OF THE COMPANY. The Company shall have the following powers and duties with respect to the Plan:

               (i) to appoint the members of any committee created to exercise any responsibility with respect to the Plan;

               (ii) to terminate the Plan in whole or in part pursuant to the procedures provided hereunder;

               (iii) to delegate any of the fiduciary responsibilities under the
                     Plan to any individual, committee, or entity it may designate; provided however, that any delegation of a fiduciary duty that has already been assigned by the provisions of the Plan, by previous action of the Board, or by written allocation among the Fiduciaries, shall be effected by delivery in writing to the Fiduciaries to and from whom such responsibility is being reassigned;

               (iv) to designate any individual, committee, or entity to whom fiduciary responsibilities are delegated as an additional Fiduciary or named fiduciary of the Plan; and

               (v) to exercise any other powers or responsibilities not specifically allocated to another fiduciary.

         9.03 RESPONSIBILITIES OF THE TRUSTEE. The Trustee shall have the powers and duties allocated to it in the trust agreement. The Trustee shall have no other responsibilities with respect to the Plan, except to the extent such responsibilities are delegated or assigned by the Company or its delegate to, and accepted by the Trustee.

         9.04  RESPONSIBILITIES OF THE PLAN ADMINISTRATOR.

         (a) The Plan Administrator shall be responsible for and shall discharge all duties and obligations imposed on a Plan Administrator by ERISA and the Code. The Plan Administrator shall prepare, publish, file and furnish Plan reporting and disclosure reports, statements and descriptions in the manner and at the times required by law. The Plan Administrator may employ counsel and/or consultants to render advice with regard to any responsibility of the Plan Administrator under the Plan and may employ necessary clerical help. Any individual or committee designated as the Plan Administrator shall report to (or as directed by) the Board in order that the Plan Administrator's performance of his duties may be periodically reviewed.

         (b) In addition to the foregoing, the Plan Administrator shall have the following discretionary powers and duties with respect to the Plan:

               (i) To establish and enforce such rules, regulations and procedures as the Plan Administrator shall deem necessary or proper for the efficient administration of the Plan;

               (ii) To interpret the terms of the Plan, the Plan Administrator's interpretation thereof in good faith to be final and conclusive;

               (iii) To decide all questions of fact concerning the Plan and the eligibility of any Employee to participate in the Plan;

               (iv) To compute the amount of benefits which shall be payable to any Participant, retired Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be paid;

               (v) To advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and to direct the Trustee to pay such benefits from the Trust Fund;

               (vi) To submit annually to the Board or its designee a report showing in reasonable summary the financial condition of the Plan and Trust Fund, a summary of the operations of the Plan for the past year, and any further information which the Board or its designee may require;

               (vii) To maintain all such books of account, records and other data as shall be necessary for proper administration of and necessary actuarial valuations for the Plan and to meet the reporting and disclosure requirements of ERISA; and

               (viii) To appoint and delegate to persons or committees such of the Plan Administrator's duties as it may, subject to this
                      Article IX and the requirements of ERISA, determine. Any such allocation or delegation shall be periodically reviewed by the Board or its designee.

         9.05 DELEGATION OF DUTIES. Any committee established by the Company or at its direction or by its designee may appoint subcommittees and determine their powers and the Company and its designees and their designees may allocate among themselves or may delegate to another person or persons such of the fiduciary duties as they may in their sole discretion determine. Any such allocation or delegation shall be periodically reviewed by the Board.

         The Company, the Plan Administrator and their respective designees, agents, officers and employees and any committee(s) established by the Company or at its direction or by its designee, shall be entitled to rely upon all certificates and reports made by the accountant or consultant and upon all opinions given by legal counsel; the Company, the Plan Administrator, and their respective designees, agents, officers and employees and any committee(s) established by the Company or at its direction or by its designee, shall be fully protected in respect of any action taken or suffered by them in good faith and acting as prudent men would act in like circumstances in reliance upon such certificate, report or the advice or opinion of such accountant, consultant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, retired Participants, surviving Spouses, Beneficiaries and contingent annuitants.

         9.06 COMMITTEE ACTION. Unless otherwise directed by or at the direction of the Company, a majority of the members of any committee(s) established by or at the direction of the Company or by its designee shall constitute a quorum. Decisions with a quorum present shall be by majority vote. The action of a majority expressed in writing without a meeting shall constitute the action of a committee and shall have the same effect as if assented to by every member.

         9.07 INDIVIDUAL INDEMNIFICATION. To the extent permissible under ERISA, the Company shall indemnify each member of each Employer's board of directors, each member of any committee(s) established by or at the direction of the Company or its designee, and the Plan Administrator or any of their delegatees against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act of omission or commission performed by them or any one of them as a director, committee member or Administrator, or designee or delegatee thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan.

         Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company, notify the Company of the commencement thereof, and the omission so to notify the Company will relieve it from the liability hereunder, but not from any other liability which it may have to such person. The Company shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder.

         In the event the Company elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

         9.08  PLAN EXPENSES.

         (a) Any direct expenses reasonably incurred by any individual or member of any committee in the performance of the duties of the Plan Administrator shall be paid by the Company. Such reasonable expenses include the Company's securing insurance to protect such individuals from personal liability resulting from their actions taken in a fiduciary capacity with respect to this Plan.

         (b) All other reasonable expenses incurred in connection with the administration of the Plan, including (without limitation) the compensation of the Trustee, administrative expenses, any investment management charges and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be retained by the Company in connection with the administration of the Plan shall be paid from the Trust Fund to the extent permitted by law, and if not, then paid by the Company.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.01 INALIENABILITY OF BENEFITS.

         (a) Except as provided in paragraph (b), no Plan benefit shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, garnishment or encumbrance of any kind, and any attempt to do so shall be void, except that, effective January 1, 1998, such prohibition shall not apply to the offset of any Participant's Account against any amount the Participant is required to pay on account of a breach of fiduciary duty to, or a criminal act taken against, the Plan, to the extent permitted under Section 401(a)(13) of the Code.

         (b) The prohibitions of paragraph (a) shall not apply to distributions under a "qualified domestic relations order," as defined in
Section 414(p) of the Code. The Plan Administrator shall establish written procedures as it deems appropriate to determine the qualified status of domestic relations orders and shall administer such qualified domestic relations orders as set forth in such orders, subject to the terms of this Plan and Section 414(p) of the Code. Distributions shall be permitted to an alternate payee under a qualified domestic relations order before the Participant attains "earliest retirement age" under the Plan, as set forth in Section 414(p) of the Code.

         10.02 NO RIGHT TO EMPLOYMENT. Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of the Employer or as interfering with the rights of the Employer to discharge an Employee at any time.

         10.03 UNIFORM ADMINISTRATION. Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of highly compensated Participants or Participants whose principal duties consist of supervising the work of others.

         10.04 HEADINGS. The headings of the sections of this Plan are for convenience of reference and in the case of any conflict the text of the Plan, rather than such headings, shall control.

         10.05 CONSTRUCTION. The Plan shall be construed, regulated and administered in accordance with the laws of the State of Delaware, except to the extent that such laws are superseded by federal law. The Plan and the trust shall be construed so as to qualify under Sections 401(a), 401(k) and 501(a) of the Code.

         10.06 UNCLAIMED DISTRIBUTIONS. If within five years after any Plan benefit becomes payable to a Participant or Beneficiary such person cannot be located, provided due care has been exercised in attempting to locate such person, the benefit shall be treated as a Forfeiture under Section 4.04; provided that such benefit shall be restored (with earnings thereon) if such Participant or Beneficiary thereafter makes a proper claim for distribution.

         10.07 DISTRIBUTIONS TO A LEGAL REPRESENTATIVE. If the Plan Administrator determines that a person entitled to a benefit is a minor or is incapable of caring for his or her affairs, the Plan Administrator may direct that any benefits payable to such person shall be paid to the person's duly appointed legal representative, or if none, then to the person's spouse, child or legal representative of such spouse or child. Any payments made hereunder shall be a complete discharge of the Plan's liabilities therefor.

         10.08 SOURCE OF PAYMENT. Benefits under the Plan shall be payable only out of the Trust Fund. The Employers shall have no obligation, responsibility or liability to make any direct payment of benefits under the Plan. Except as otherwise provided by law, neither the Plan Administrator, the Employers nor the Trustee guarantees the Trust Fund against any loss or depreciation or guarantees the payment of any benefit hereunder.

         10.09 PLAN SUBJECT TO IRS APPROVAL. The adoption of the Plan (and trust incident hereto), as it applies to any Employer, is expressly subject to the condition that it be qualified by the Internal Revenue Service as meeting the requirements of the Code and regulations issued thereunder with respect to qualified plans.

                                   ARTICLE XI
                               SPECIAL PROVISIONS

         11.01 AMENDMENTS TO THE PLAN. The Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided further, that no such amendment shall increase the duties of the Trustee without its consent in writing. Except as may be required to conform with any state or federal law, no such amendment shall adversely affect the rights of any Participant or Beneficiary with respect to contributions made on his behalf prior to the date of such amendment.

         11.02 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan, unless each Participant would, if the surviving plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer. Any such merger, consolidation or transfer shall be accomplished in accordance with applicable regulations of the Internal Revenue Service.

         11.03 TERMINATION OF THE PLAN. The Plan is purely voluntary on the part of the Company and each other Employer, and the Company reserves the right to terminate or completely discontinue contributions under the Plan, and terminate the trust agreement and the Trust Fund hereunder. Upon a complete or partial termination of the Plan, or a complete discontinuance of contributions hereunder, the value of the Account of each Participant affected by such termination or discontinuance shall be fully vested, and payment of benefits shall be made to such Participants or their Beneficiaries either upon such termination or upon the termination of Employment of the respective Participants, at the discretion of the Plan Administrator, in accordance with Section 7.06. In the case of a complete termination or a complete discontinuance of contributions to the Plan, any Forfeitures not previously applied in accordance with Section 4.04 shall be credited ratably to the Accounts of all Participants in proportion to the amounts of Employer Contributions credited to their respective Employer Contribution Account during the current calendar year, or the prior calendar year if no Employer Contributions have been made during the current calendar year.

         11.04 WITHDRAWAL OF AN EMPLOYER. Subject to the requirements of ERISA and the Code, any one or more of the Employers (other than the Company) may terminate its participation in and withdraw from the Plan by giving six months' advance notice in writing to the Company of its or their intention to withdraw, unless a shorter notice shall be agreed to by the Board. Upon such withdrawal, the Company shall certify to the Trustee the equitable shares of such withdrawing Employers in the trust Fund and the Trustee shall thereupon set aside such securities and/or property to such legal representatives as may be designated by such withdrawing Employer. The withdrawal of an Employer from the Plan shall not constitute a termination of the Plan as thereafter in effect for any other Employer that has not withdrawn.

         11.05 PROCEDURE. The termination, partial termination or amendment of this Plan may be effected by the adoption of a resolution by the Board to that effect, or by the execution of an instrument amending or terminating the Plan by the Board's designee to whom such authority has been given by resolution of the Board. The authorization of the Board may be general and need not be given in contemplation of or with reference to specific terms of amendment or termination.

                                   ARTICLE XII
                                CLAIMS PROCEDURE

         12.01 CLAIMS PROCEDURE.

         (a) Any person (a "Claimant") who believes he or she is entitled to receive a benefit under the Plan, including one greater than that initially determined by the Plan Administrator, may file a claim in writing with the Plan Administrator. The Plan Administrator shall either allow or deny the claim in writing within ninety (90) days of the receipt of a claim; provided that under special circumstances (as determined by the Plan Administrator) the Plan Administrator may extend this period for an additional ninety (90) days by providing written notice of the extension to the Claimant within the original 90-day period. Effective January 1, 2002, the written notice of the extension shall indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to make the benefit determination.

         (b) A denial of a claim shall be written in a manner calculated to be understood by the Claimant and shall include:

               (i)   the specific reason or reasons for the denial;

               (ii) specific references to Plan provisions on which the denial is based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary;

               (iv)  an explanation of the Plan's claim review procedure;

               (v) effective, January 1, 2002, the Claimant's right to bring a civil action under ERISA Section 502(a) following a denial upon appeal.

Notwithstanding the foregoing, if the Plan Administrator does not timely respond to a claim in writing within the 90-day period (as extended, if applicable), the claim shall be deemed denied for all purposes under the Plan. Effective as of January 1, 2001, benefits under the Plan will be paid only if the Plan Administrator decides, in its discretion, that the Claimant is entitled to them.

         12.02 CLAIM REVIEW.

         (a) If a claim is denied (or deemed denied), the Claimant or his or her duly authorized representative may, within sixty (60) days after receipt of denial of his claim, (i) submit a written request for review of the denied claim by the Company's Pension Administration Committee ("PAC"); (ii) review pertinent Plan documents; and (iii) submit issues and comments in writing to the PAC. Effective January 1, 2002, the Claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information determined by the PAC in its sole discretion to be relevant to the Claimant's claim for benefits and may submit written comments, documents, records and other information relating to the claim.

         (b) Upon receipt of a timely request for review, PAC may hold a hearing, or, in its discretion, appoint one or more of its members to hear the Claimant's request and inquire into the merits of the matter. PAC (or such member) shall meet promptly with the Claimant and/or his duly authorized representative and hear such arguments and/or examine such documents as the Claimant or his representative shall present.

         (c) The PAC shall either allow or deny the claim upon review in writing within sixty (60) days of the receipt of the request for review; provided that under special circumstances (such as the need to hold a hearing) the PAC may extend this period for an additional sixty (60) days by providing written notice of the extension to the Claimant within the original 60-day period. Effective January 1, 2002, the written notice of the extension shall indicate the special circumstances requiring the extension and the date by which the PAC expects to make the benefit determination.

         (d) A denial of a claim shall be written in a manner calculated to be understood by the Claimant and shall include the following information:

               (i)   the specific reasons for the denial;

               (ii) the specific provisions of the Plan upon which the denial is based;

               (iii) effective January 1, 2002, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim;

               (iv) effective January 1, 2002, a description of any voluntary appeals procedures offered by the Plan;

               (v) effective January 1, 2002, a statement that the claimant has the right to bring a civil action under ERISA Section 502(a) following a denial upon appeal.

         (e) If the PAC does not timely respond to the request for review in writing, the request (and underlying claim) shall be deemed denied for all purposes under the Plan. Effective as of January 1, 2001, benefits under the Plan will be paid only if the PAC decides, in its discretion, that the Claimant is entitled to them.

         12.03 EXHAUSTION OF CLAIMS PROCEDURE. Claimants may not seek benefits under the Plan in judicial or administrative proceedings without first complying with the procedures in this Article XII. The decisions made under this Article XII are final and binding on Participants and any other party.

                                   ARTICLE XIII
                              TOP-HEAVY PROVISIONS

         13.01 GENERAL. If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article XIII shall supersede any conflicting provisions in the Plan.

         13.02 DEFINITIONS.

         (a) Determination Date. For any Plan Year after the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Year.

         (b) Earnings. For purposes of this Article XIII, Earnings means "compensation" within the meaning of Section 415(c)(3) of the Code.

         (c) Key Employee. Any Employee or former employee (and Beneficiary of such employee) who, at any time during the termination period, was a Key Employee in accordance with Section 416(i)(1) of the Code and regulations thereunder.

         (d) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (e) Required Aggregation Group. Each (i) qualified plan of the Employer in which at least one Key Employee participates, plus (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         (f) Top-Heavy Plan. The Plan shall be top-heavy if any of the following conditions exist:

               (i) If the Top-Heavy Ratio for this Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

               (ii) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

               (iii) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

         (g)   Top-Heavy Ratio.

               (i) If the Employer maintains one or more defined benefit plans and has not maintained any defined contribution plans (including any simplified employee pension plan), which, during the five-year period ending on the Determination Date, has or has had account balances, the Top-Heavy Ratio for this group alone or for the Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the present values of accrued benefits of all Key Employees as of the Determination Date, and the denominator of which is the sum of the present values of all accrued benefits, determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits distributed in the five-year period ending on the Determination Date.

               (ii) If the Employer maintains one or more defined benefit plans and maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan), which, during the five-year period ending on the Determination Date, has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the present values of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees, determined in accordance with (i) above, plus the sum of account balances under the aggregate defined contribution plan or plans of all Key Employees as of the Determination Date. The denominator is the sum of the present values of all accrued benefits under the aggregate defined benefit plan or plans for all Participants and the sum of the account balances under the aggregate defined contribution plan or plans for all Participants, all determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits or account balances distributed in the five-year period ending on the Determination Date. Effective January 1, 2002, both the numerator and denominator shall include any part of any accrued benefits or account balance distributed in the one-year period ending on the Determination Date plus the amount of any distribution made within the five-year period ending on the Determination Date for reasons other than separation from service, death or disability.

               (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years for a defined benefit plan. The account balances and accrued benefits will be disregarded for a
                     Participant: (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not received any compensation from any Employer maintaining the Plan at any time during the five-year period (one-year period, effective January 1, 2002) ending on the Determination Date. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for computing the Top-Heavy Ratio. When aggregating plans, the values of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         13.03 MINIMUM CONTRIBUTION. For any Plan Year in which this Plan is top-heavy, each Employee who is eligible to participate under Section 2.01, and who is not eligible for participation under any defined benefit plan maintained by his Employer shall have a contribution of three percent of Earnings credited to his Accounts. Such contribution will be made with respect to any such Employee irrespective of whether such Employee has performed or will perform 1,000 Hours of Service (or the equivalent) for such Plan Year or has made any contributions to this Plan with respect to such Plan Year. Effective January 1, 2002, the minimum contribution shall include amounts contributed under Sections
4.01 and 4.02. Solely for any Plan Year beginning before January 1, 2000 in which the top-heavy ratio for this Plan is 90% or more, such minimum contribution shall be four percent of Earnings, and the 125% factor in Section
4.07 shall be reduced to 100%.

                                  ARTICLE XIV
                        EXERCISE OF SHAREHOLDER'S RIGHTS

         14.01 VOTING SHARES OF COMPANY STOCK.

         (a) All shares of Company Stock held in the Trust Fund shall be voted by the Trustee only in accordance with instructions from the Participants or Beneficiaries, as set forth in this Section 14.01. For purposes of the actions taken under this Section 14.01, Participants (or, where applicable the Participant's Beneficiary or an Alternate Payee designated pursuant to a

Qualified Domestic Relations Order) shall be considered to be named fiduciaries within the meaning of (and to the extent permitted under) Section 402(a) of ERISA. Each Participant or Beneficiary shall be entitled to give voting instructions with respect to (i) the shares of Company Stock allocated to his Account, and (ii) a pro rata portion of the shares of Company Stock held in an Unallocated Company Stock Account, in the proportion that the shares of Company Stock allocated to his Account bear to the total shares of Company Stock allocated to all Accounts. In the event that a Participant or Beneficiary fails to direct the Trustee as to the exercise of such voting rights, the Trustee shall vote such shares of Company Stock in the same proportion as the Trustee is required to vote shares of Company Stock for which instructions have been received, so that the same percentage of voting rights with respect to such shares of Company Stock will be exercised for or against any proposal or nominee submitted to shareholders as are exercised with respect to shares of Company Stock for which instructions have been received. With respect to each occasion for the exercise of such voting rights, the Trustee, through the Plan Administrator, will notify each Participant or Beneficiary within a reasonable time (not less than 30 days) before such rights are to be exercised. Such notification will include all the information distributed to the Trustee regarding the exercise of such rights.

         (b) Not less than five business days before the date on which such voting rights are to be exercised, each Participant or Beneficiary exercising such rights shall inform the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the manner in which such voting rights are to be exercised. To the extent possible, the Trustee shall vote the combined fractional shares of Company Stock allocated to the Accounts of Participants and Beneficiaries to reflect the directions of the Participants to whom such fractional shares of Company Stock are allocated.

         (c) Neither the Board, the Trustee, the Plan Administrator nor any designee of the Board may make any recommendation to the Participants or Beneficiaries regarding the manner of exercising any voting rights, including whether or not such rights should be exercised.

         14.02 RIGHTS OTHER THAN VOTING RIGHTS. Each Participant shall be entitled to direct the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the exercise of rights, other than voting rights, attributable to his interest in the shares of Company Stock allocated to his Accounts.

         14.03 PUBLIC OFFERS.

         (a) Notwithstanding any provision of the Plan to the contrary, in the event of a "tender offer" within the meaning ascribed to that term pursuant to
Section 14(d) of the Securities Exchange Act of 1934, for shares of Company Stock by any person (other than the Company or any affiliate thereof), the Trustee, through the Plan Administrator, shall promptly provide a copy of the offer, and any other material or information concerning such offer, to each Participant or Beneficiary (as appropriate). For purposes of the actions taken under this Section 14.03, Participants (or, where applicable the Participant's Beneficiary or an Alternate Payee designated pursuant to a Qualified Domestic Relations Order) shall be considered to be "named fiduciaries" within the meaning of (and to the extent permitted under) Section 402(a)(2) of ERISA.

         (b) Each Participant or Beneficiary (as appropriate) shall be entitled to give the Trustee instructions with respect to the tender of all, but not less than all, shares of Company Stock allocated to his Account. Upon receipt of instructions from a Participant or Beneficiary (as appropriate) to so tender, the Trustee shall tender all such shares of Company Stock to the tender offeror. In the event that a Participant or Beneficiary fails to direct the Trustee as to whether to tender or to not tender shares of Company Stock, the Trustee shall tender all or a part of such shares of Company Stock, the tendered shares to be in the same proportion to the total number of shares of Company Stock held in the Account of such non-directing Participant or Beneficiary as the number of shares of Company Stock as to which the Trustee is required to tender shares of Company Stock bears to the total number of shares of Company Stock held in the Accounts of Participants and Beneficiaries as to which instructions have been received. The Trustee shall also tender a pro rata portion of the shares of Company Stock held in any Unallocated Company Stock Account, the shares tendered to be in the same proportion that the number of shares of Company Stock the Trustee is directed to tender from the Accounts of Participants and Beneficiaries who direct the Trustee to tender or not to tender such shares bears to the total number of shares of Company Stock allocated to all Accounts of the Participants and Beneficiaries who so direct the Trustee.

         (c) The solicitation and implementation of instructions from Participants (and Beneficiaries) pursuant to this Section 14.03 shall, to the best of the abilities of the Trustee, be carried out in such a manner as will, for a reasonable time, preserve the "confidentiality" of the instructions given by any particular Participant or Beneficiary within the meaning and intent of that term as used in Section 203(a)(2) of the General Corporation Law of the State of Delaware. In the event that instructions cannot otherwise be returned to the Trustee in a timely fashion, the Company shall use its best efforts to collect and tabulate such instructions in a manner that will assure a confidential and timely tender by the Trustee.

         (d) The proceeds received by the Trustee as a result of having tendered shares of Company Stock shall be applied under the Plan as directed by the Plan Administrator, in accordance with the following precepts. The Accounts of Participants and Beneficiaries who directed the Trustee not to tender the shares of Company Stock allocated to their respective Accounts shall continue to be invested in shares of Company Stock, subject to any other investment direction the Participant (or Beneficiary) may be entitled to give. The Accounts of Participants and Beneficiaries who directed the Trustee to tender the shares of Company Stock allocated to their respective Accounts shall receive the proceeds of such tender allocable to the tendered shares of Company Stock from such Account, which shall be invested at the direction of the Board or its designee, as hereinafter provided subject to any other investment direction the Participant (or Beneficiary) may be entitled to give. There shall be allocated to the Accounts of Participants and Beneficiaries who gave no directions to the Trustee with respect to the tender of shares of Company Stock, proceeds of the tender allocable to the shares of Company Stock (if any) tendered from their respective Accounts, and the shares of Company Stock and such proceeds shall be invested in the same manner provided for in the preceding two sentences. Any cash so received may be invested in short-term investments, pending the Trustee's receipt of directions from the Board or its designee.

         (e) The Trustee shall give advance notice of at least one full business day to the Company before taking any action in response to such an offer other than the actions described above. The Trustee shall be entitled to reasonable compensation and reimbursement for its out-of-pocket expenses for any extraordinary services attributable to the duties and responsibilities described in this section.

                                   ARTICLE XV
                      SPECIAL LIMITATIONS ON CONTRIBUTIONS

         15.01 DEFINITIONS. For purposes of this Article XV, the following terms shall have the meaning set forth hereafter:

         (a) "Actual Deferral Percentage," for the Highly Compensated Employee group and the non-Highly Compensated Employee group of all Employees eligible to participate in the Plan shall be the average of the actual deferral ratios ("Actual Deferral Ratios"), calculated separately for each Employee in each respective group, of:

               (i) the amount of the Employee's Elective Deferrals and amounts treated as his or her Elective Deferrals for a Plan Year actually paid over to the Trust Fund as contributions on behalf of such Employee for such Plan Year, to

               (ii) Employee's compensation (within the meaning of Code section 414(s)) for such Plan Year.

In the case of an eligible Employee who makes no Elective Contributions, the Actual Deferral Ratio that is to be included in determining the Actual Deferral Percentage is zero.

         Only the Actual Deferral Ratios of eligible Employees will be taken into account in calculating the Actual Deferral Percentage. For this purpose, an eligible employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year, and includes: an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose eligibility to make Elective Contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution or a loan; and an Employee who cannot defer because of the Code section 415 limits on annual additions described in Section 4.06.

         An Elective Contribution will be taken into account in calculating the Actual Deferral Percentage for a Plan Year only if:

               (i) it relates to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election); and

               (ii) it is allocated to the Employee as of a date within that Plan Year. For this purpose, an Elective Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Contribution is actually paid to the Trust Fund no later than 12 months after the Plan Year to which the contribution relates.

         The Employer may elect to take into account in computing the Actual Deferral Percentage for all Employees Qualified Matching Contributions (other than Matching Contributions which have been allocated to an ESOP Account) and Qualified Nonelective Contributions, if the requirements of section 1.40(k)-1(b)(5) of the Treasury Regulations under the Code are satisfied.

         If Elective Deferrals are taken into account for purposes of the Actual Contribution Percentage Test of paragraph (b) for any Plan Year, such contributions shall not be taken into account under this paragraph (a) for such year.

         (b) "Actual Contribution Percentage" for the Highly Compensated Employee and non-Highly Compensated Employee groups for a Plan Year shall be the average of actual contribution ratios ("Actual Contribution Ratios") calculated separately for each Employee in each respective group, of:

               (i) the sum of the Matching Contributions, Employee Contributions and Employer contributions to permit investments in Company Stock as described in Section 5.01(a) paid under the Plan on behalf of such Employee for a Plan Year, to

               (ii) Employee's compensation (within the meaning of Code section 414(s)) for such Plan Year.

         As and to the extent permitted under Treasury Regulations, the Employer may elect to take into account (in computing the Actual Contribution Percentage) Elective Contributions and Qualified Nonelective Contributions under the Plan or any other plan of the Employer if the conditions of section 1.401(m)-1(b)(5) of the Treasury Regulations under the Code are satisfied.

         If Matching Contributions are taken into account for purposes of the Actual Deferral Percentage Test of paragraph (a) for any Plan Year, such contributions shall not be taken into account under this paragraph (b) for such year.

         (c) "Elective Contributions" are Employer contributions made to a plan that were subject to an election under a cash or deferred arrangement (whether or not a qualified cash or deferred arrangement). No amount that has become currently available to an Employee or that is designated or treated, at the time of deferral or contribution, as an after-tax Employee Contribution may be treated as an Elective Contribution.

         (d) "Elective Deferrals" means, with respect to any taxable year, the sum of:

               (i) any Employer contribution under a qualified cash of deferred arrangement (as defined in Code Section 401(k) to the extent not includible in a Participant's gross income for the taxable year under Code Section 402(e)(3) (determined without regard to the limits of Code Section 402(g)) other than a catch-up contribution under Code
                     Section 414(v),

               (ii) any Employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to the limits of Code Section 402(g)),

               (iii) any Employer contribution to purchase an annuity contract under Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)); unless such contribution is made under a one-time irrevocable election made by the Employee at the time of initial eligibility to participate in the agreement or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in the Treasury Regulations under the Code, and

               (iv) any Employee contribution designated as deductible under a trust described in Code section 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code Section 501(c)(18) (determined without regard to the limits of Code Section 402(g)).

         (e) "Employee Contributions" means any mandatory or voluntary contribution to the Plan that is treated at the time of contribution as an after-tax employee contribution and is allocated to a separate account to which attributable earnings and losses are allocated.

         (f) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

               (i) the aggregate amount of the Matching Contributions and Employee Contributions (and including any Qualified Nonelective Contribution or Elective Deferral taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions under paragraph (a) of this Section 15.01) actually made on behalf of Highly Compensated Employees for such Plan Year, over

               (ii) the maximum amount of such contributions permitted under the limitations of paragraph (a) of Section 15.04 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Ratios beginning with the highest of such ratios).

         The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the Excess Contributions that are treated as Employee Contributions due to Recharacterization under Section 15.05.

         The amount of excess Aggregate Contributions for a Highly Compensated Employee under a plan subject to the requirements of section 401(m) will be determined in the following manner. First, the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to the extent necessary to satisfy the Contribution Percentage Test or cause such ratio to equal the Actual Contribution Ratio of the Highly

Compensated Employee with the next highest ratio. Second, this process is repeated until the Contribution Percentage Test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee is then equal to the total of Employee, Matching and other Contributions taken into account for the Contribution Percentage Test minus the product of the Employee's contribution ratio as determined above and the Employee's compensation.

         (g) "Excess Contributions" means, with respect to any Plan Year, the excess of:

               (i) the aggregate amount of Elective Contributions, (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Contributions, actually paid over to the Trust Fund on behalf of Highly Compensated Employees for such Plan Year, over

               (ii) the maximum amount of such contributions permitted under the limitations of paragraph (a) of Section 15.03 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Ratios beginning with the highest of such ratios).

         The amount of Excess Contributions for a Highly Compensated Employee will be determined in the following manner. First, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to the extent necessary to satisfy the Actual Deferral Percentage Test or cause such ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest ratio. Second, the process is repeated until the Actual Deferral Percentage Test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is equal to the total of Elective and other contributions taken into account for the Actual Deferral Percentage Test minus the product of the Employee's reduced deferral ratio as determined above and the Employee's compensation.

         (h) "Excess Deferral" means the Elective Deferrals of any individual for any taxable year to the extent the amount of such deferrals for the taxable year exceeds the limit in Section 15.02, but excluding amounts described in section 1105(c)(5) of the Tax Reform Act of 1986.

         (i) Highly Compensated Employee. Highly Compensated Employee means an Employee who performed services during the determination year for the Employer and who:

               (i) is a five percent owner (as defined in Code Section 416(i)(1)(A)(iii)) at any time during the determination year or the look-back year; or

               (ii) received compensation in excess of $80,000 (indexed in accordance with Code Section 415(d)) for the look-back year, and if the Employer so elects, was a member of the top-paid group during the look-back year.

For purposes of this definition: (a) the "determination year" is the Plan Year for which the identification of Highly Compensated Employees is being made; (b) the "look-back year" is the preceding Plan Year, (c) the "top-paid group" means the top 20 percent of Employees ranked on the basis of compensation received during the year; and (d) "compensation" is compensation within the meaning of
Section 4.06.

         Notwithstanding the foregoing, the determination of which Employees are Highly Compensated Employees shall at all times be subject to the rules of Code
Section 414(q). A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee upon separation or was a Highly Compensated Employee at any time after attaining age 55.

         (j)   "Matching Contribution" means:

               (i) any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee Contribution made by such Employee,

               (ii) any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee's Elective Contribution, and

               (iii) any Forfeiture allocated on the basis of Employee
                     Contributions, Matching Contributions or Elective Contributions.

         (k) "Nonelective Contributions" means Employer Contributions (other than Matching Contributions) with respect to which the Employee may not elect to have the contributions paid to the Employee in cash or other benefits instead of being contributed to the Plan.

         (l) "Qualified Matching Contributions" means Matching Contributions which satisfy the requirements of subparagraph (ii) of the definition of Qualified Nonelective Contributions.

         (m) "Qualified Nonelective Contributions" means any Employer contribution (other than a Matching Contribution or Elective Contribution) with respect to which:

               (i) the Employee may not elect to receive the contribution paid to the Employee in cash instead of being contributed to the Plan, and

               (ii) only if such contributions are nonforfeitable when made and distributable only under the following circumstances:

                     (A) The Employee's retirement, death, disability or separation from service;

                     (B) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

                     (C) The Employee's attainment of age 59 1/2or the Employee's hardship;

                     (D) The sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets used in the trade or business to which the Plan relates, but only with respect to Employees who continue employment with the acquiring corporation which does not maintain the Plan after the disposition; and,

                     (E) The sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary, the acquiring entity of which does not maintain the Plan after the disposition. Clauses (B) and (D) of this subparagraph (ii) apply only if the Employer, as the transferor corporation, continues to maintain the Plan. Nonelective Contributions which may be treated as Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Matching Contributions.

         15.02 DETERMINATION AND TREATMENT OF EXCESS DEFERRALS.

         (a) The amount of Elective Deferrals for a Participant for his taxable year shall be limited to $9,500 ($11,000, effective January 1, 2002) or such other applicable amount pursuant to the provisions of Sections 402(g) of the Code. Any Excess Deferral shall be distributed to the Participant in accordance with paragraph (b).

         (b) To the extent the Participant has made Elective Deferrals to the Plan in excess of the amount set forth in subsection (a), such Excess deferrals shall be distributed to him no later than the 15th day of April following the end of the taxable year during which such Elective Deferrals are made. If, for a taxable year, a Participant makes Elective Deferrals to this Plan and to any other plan or arrangement, he may allocate the amount of any Excess Deferrals for such taxable year among such plans. No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Plan Administrator in writing of the amount of the Excess Deferrals allocated to this Plan. Such amount shall then be distributed (including income thereon) to the Participant no later than the following April 15th.

         15.03 COMPUTATION OF ACTUAL DEFERRAL PERCENTAGE.

         (a) The Actual Deferral Percentage for all Highly Compensated Employees for the Plan Year shall not exceed the greater of:

               (i) 125% of the Actual Deferral Percentage for all non-Highly Compensated Employees, or

               (ii) The lesser of (i) two times the Actual Deferral Percentage for all non-Highly Compensated Employees or (ii) the Actual Deferral Percentage for all non-Highly Compensated Employees plus two percentage points.

The Actual Deferral Percentage for non-Highly Compensated Employees shall be determined on the basis of the preceding Plan Year (except that for Plan Years beginning before January 1, 1999, the Actual Deferral Percentage for all non-Highly Compensated Employees shall be based on the current Plan Year), unless the Company elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury by issued determination, ruling or regulation.

         (b) For purposes of applying the provisions of this Section, all Elective Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(1)(4) and 410(b) as though they were a single plan.

         (c) For purposes of applying the provisions of subsection (a) hereof, the Actual Deferral Percentage taken into account for any Highly Compensated Employee who is a Participant in two or more cash or deferred arrangements of the Employer shall be the sum of the Actual Deferral Percentages for such Highly Compensated Employee under each of such arrangements divided by the Participant's compensation from the Employer and the Affiliated Companies.

         (d) Except to the extent provided in regulations or rules provided by the Secretary of the Treasury, notwithstanding the distribution of any portion of an Excess Deferral under Section 15.02 hereof, such portion shall for purposes of applying this Section 15.03 be treated as an Employer Contribution.

         15.04 LIMITATION ON ACTUAL CONTRIBUTION PERCENTAGE.

         (a) The Actual Contribution Percentage for all Highly Compensated Employees for the Plan Year shall not exceed the greater of:

               (1) 125% of the Actual Contribution Percentage for all non-Highly Compensated Employees, or

               (2) The lesser of (i) two times the Actual Contribution Percentage for all non-Highly Compensated Employees or (ii) the Actual Contribution Percentage for all non-Highly Compensated Employees for the preceding Plan Year plus two percentage points.

The Actual Contribution Percentage for non-Highly Compensated Employees shall be determined on the basis of the preceding Plan Year (except that for Plan Years beginning before January 1, 1999, the Actual Contribution Percentage for all non-Highly Compensated Employees shall be based on the current Plan Year), unless the Company elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury by issued determination, ruling or regulation.

         (b) If two or more plans of the Employer to which Matching Contributions, Employee Contributions or Elective Deferrals are made are treated as one plan for purposes of Section 410(b) of the Code, such plans shall be treated as one plan, and if a Highly Compensated

Employee participates in two or more plans of the Employer to which such contributions are made, all such contributions shall be aggregated.

         (c) Any Employee who is eligible to make an Employee Contribution (or, if the Employer takes elective contributions into account, elective contributions) or to receive a Matching Contribution shall be considered an eligible employee. In addition, if an Employee Contribution is required as a condition of participation in the Plan, any employee who would be a Participant in the Plan if such employee made a contribution shall be treated as an eligible employee on behalf of whom no Employer Contributions are made.

         (d) For purposes of computing the Contribution Percentages, the Employer may elect to take into account Elective Deferrals and/or Qualified Nonelective Contributions allocated to a Participant's Account under the Plan or any other plan it sponsors if the conditions described in Section
1.401(m)-1(b)(5) of the Treasury Regulations are satisfied.

         15.05 EXCESS CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS.

         (a) The Plan shall be treated as satisfying the requirements of Sections 15.03(a) and 15.04(a) for any Plan Year if, before the close of the following Plan Year:

               (i) the amount of the Excess Contributions and Excess Aggregate Contributions for such Plan Year (and any income allocable thereto) is distributed to the Participant in accordance with paragraph (c);

               (ii) in the case of Excess Contributions, to the extent provided by regulation issued by the Secretary of the Treasury, an Employee elects to recharacterize such Excess Deferral as distributed and recontributed by the Employee to the Plan as a Non-Pre-Tax Contribution, or

               (iii) in the case of Excess Aggregate Contributions, to the extent such Contributions are forfeitable, are forfeited.

         (b) The amount of Excess Contributions to be distributed or recharacterized (as described above) shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

         (c) Excess Contributions and Excess Aggregate Contributions shall be distributed in accordance with the following procedure:

               (i) The dollar amount of Excess Contributions for each affected Highly Compensated Employee shall be calculated as described in Section 15.01(g);

               (ii) The total dollar amount of all Excess Contributions for all affected Highly Compensated Employees shall be determined.

               (iii) The Pre-Tax Contributions (Basic and Supplemental) of the
                     Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Employee's Pre-Tax Contributions to equal the dollar amount of Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount shall be distributed.

               (iv) If the total dollar amount distributed is less than the total Excess Contributions for the Plan Year for all affected Highly Compensated Employees, step (iii) is repeated until the total dollar amount distributed equals the total Excess Contributions for the Plan Year.

               (v) Parallel steps taken in subsections (i) through (iv) for Excess Contributions shall be taken to distribute any Excess Aggregate Contributions determined in accordance with Section 15.01(f) under the Plan for a Plan Year.

         (d) The distribution of Excess Contributions and/or Excess Aggregate Contributions will include the income allocable thereto. The income allocable to Excess Contributions and/or Excess Aggregate Contributions includes income for the Plan Year for which the Excess Contributions and/or Excess Aggregate Contributions were made. Income allocable to an Employee's Excess Contributions shall be determined by multiplying the income for the Plan Year allocable to Elective Contributions and amounts treated as Elective Contributions (for purposes of this paragraph only, the "Effective Elective Contributions") by a fraction, the numerator of which is the Employee's Excess Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total account balance attributable to Effective Elective Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective Elective Contributions for the Plan Year. Income allocable to an Employee's Excess Aggregate Contributions shall be determined by multiplying the income for the Plan Year allocable to Matching Contributions and Employee Contributions and any qualified Nonelective Contributions or Elective Deferral taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions (together, for purposes of this paragraph only, the "Effective Matching/Employee Contributions") by a fraction, the numerator of which who is the Employee's Excess Aggregate Contributions for the Plan Year and the denominator of which who is the sum of (i) the Employee's total account balance attributable to Effective Matching/Employee Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective Matching/Employee Contributions for the Plan Year.

         (e) If Excess Contributions distributed or recharacterized (under paragraph (a)) are contributions in respect of which Matching Contributions have been made by the Employer, such Matching Contributions and income allocable thereto shall be forfeited and applied to reduce

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

Employer contributions in the Plan Years following the Plan Year in which such forfeited Matching Contributions were made.

         (f) Excess Contributions must be corrected by the close of the Plan Year following the Plan Year for which they were made.

         (g) Recharacterized Excess Contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to elective contributions.

         15.06 CORRECTION OF MULTIPLE USE OF ALTERNATIVE LIMITATION. In addition to the foregoing limitations, if the Actual Deferral Percentage for Highly Compensated Employees exceeds 15.03(a)(i), the Actual Contribution Percentage for Highly Compensated Employees exceeds 15.04(a)(i) and the sum of those two percentages exceeds the limit described in section 1.401(m)-2(b)(3) of the Regulations, the Employer will reduce the actual deferral percentage of the Highly Compensated Employees in the manner described in Treasury Regulation
Section 1.401(k)-1(f)(2) as provided in Treasury Regulation Section 1.401(m)-2(c)(3). This Section 15.06 shall apply only with respect to Plan Years ending before January 1, 2002.

                                  ARTICLE XVI
                     ESOP INVESTMENTS AND ACQUISITION LOANS

         16.01 INVESTMENT OF CERTAIN EMPLOYER CONTRIBUTIONS.

         (a) The Trustee will maintain the Company Stock Fund as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code (the "ESOP"). The Trustee will invest all cash contributions made pursuant to Section 4.01, such, if any, of the contributions made under Section 4.02 which were designated by the Employer when made as ESOP Contributions, and all amounts directed by the Participant to be invested in the Company Stock Fund in accordance with Section 6.02(d), together with cash dividends thereon and any other form of cash income, primarily in shares of Company Stock in accordance with the investment objectives and guidelines promulgated pursuant to Article IX of the Plan.

         (b) The Trustee shall retain in the ESOP all shares of Company Stock contributed to it for distribution or transfer as provided herein. The Trustee is authorized to invest in and hold up to 100% of the ESOP in shares of Company Stock. The Trustee may retain some part of the ESOP in other forms of investment, or in cash, and may sell shares of Company Stock as the Trustee determines, to meet administrative requirements of the Plan. The Trustee may purchase shares of Company Stock from or sell shares of Company Stock to the Company or from or to any other source, and such shares of Company Stock may be outstanding, newly issued, or Treasury securities.

         16.02 VALUATION OF SHARES OF COMPANY STOCK.

         (a) On any Valuation Date on which it is necessary or desirable to value shares of Company Stock, all shares of Company Stock shall be valued at their fair market value. All valuations of shares of Company Stock must be made in good faith and based on all relevant factors for determining their fair market value. So long as the shares of Company Stock are listed and traded on the New York Stock Exchange (or other national stock exchange), the

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

determination of fair market value shall be made by reference to the price of shares of Company Stock on such exchange (and, unless otherwise required by law or other applicable provision, shall be based on the closing price on such exchange on the preceding trading day). If the Common Stock ceases to be listed on a national exchange, a determination of fair market value independently arrived at by a person who customarily makes such appraisals and who is independent of any party to a transaction involving this Plan shall be deemed a good faith determination of value whenever the transaction does not involve a "disqualified person" as such term is defined in Code Section 4975(e)(2).

         (b) For purposes of a transaction between the Plan and a "disqualified person," the valuation must be determined as of the date of the transaction.

         16.03 ACQUISITION LOANS.

         (a) The Board or its designee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Financed Shares for the Plan or to repay a prior Acquisition Loan. Acquisition Loans may be made from persons determined to be "disqualified persons" within the meaning of Section 4975(e)(2) of the Code or guaranteed by such "disqualified persons" provided such loan or loans satisfy all of the requirements of an exempt loan described in Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA, and any regulations issued thereunder.

         (b) Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Plan Administrator) (i) only from Employer Contributions, (ii) from earnings attributable to such Employer Contributions, (iii) from Financed Shares (whether pledged to secure such loan or not) remaining in the Unallocated Company Stock Account or the proceeds of a sale or other disposition thereof, (iv) from loan proceeds not yet applied to the purchase of shares of Common Stock (and any earnings attributable thereto), and (v) (as provided in Section 16.04) from any cash dividends received by the trust on Financed Shares. The Employer shall contribute to the Plan in any Plan Year in which there exists an outstanding balance on an Acquisition Loan, an amount sufficient to pay the principal and interest payments thereon which come due during such Plan Year.

         16.04 DIVIDENDS USED IN REPAYMENT OF ACQUISITION LOAN. The Plan Administrator may in its discretion direct the Trustee to use any cash dividends paid on Financed Shares (and, subject to the provisions of Section 6.02 of the Plan, dividends paid on shares of Company Stock held in ESOP Accounts of Participants) to pay any currently maturing obligation under an Acquisition Loan.

         16.05 UNALLOCATED COMPANY STOCK ACCOUNT. All Financed Shares shall be added to and maintained in an Unallocated Company Stock Account whether or not they are encumbered under the terms of the Acquisition Loan. A separate Unallocated Company Stock Account shall be maintained for each Acquisition Loan. The Unallocated Company Stock Account shall be deemed an asset of this Plan.

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

         16.06 RELEASE OF SHARES OF COMPANY STOCK.

         (a) As of the Valuation Date (i) at the end of each month for Matching Contributions made under Section 4.01 and (ii) at the end of each calendar quarter for Additional Matching Contributions, if any, made under
Section 4.02(a), Financed Shares will be withdrawn from the Unallocated Company Stock Account and allocated to Participants' Accounts in accordance with the provisions of Sections 4.01, 4.02 and 4.04. For each month or Plan Year, as applicable (a "Release Period") the number of Financed Shares withdrawn from the Unallocated Company Stock Account shall be released as follows:

               (i) If the Acquisition Loan provides for payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years, and

               (ii) Interest included in any payment is disregarded (in determining the portion of such payment constituting principal) only to the extent that it would be determined to be interest under standard loan amortization tables, then the number of shares released from the Unallocated Company Stock Account shall bear the same ratio to the number of shares attributable to the Acquisition Loan that are then in the Unallocated Company Stock Account (prior to the release) as (1) the principal payments on the Acquisition Loan in the Release Period ending with such Valuation Date bear to (2) the Release Period's principal payments described in (1), plus the total remaining principal payments required (or projected to be required on the basis of the interest rate on the Acquisition Loan in effect at the end of the Release Period) to satisfy the Acquisition Loan.

         If the Acquisition Loan does not meet the requirements of the preceding sentence, or if, at any time, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period and the duration of a new Acquisition Loan exceeds 10 years, then the number of shares released shall be determined in accordance with Paragraph (c) of this Section 16.06.

         (b) Unless Section 16.06(a) applies, the number of shares released from the Unallocated Company Stock Account shall bear the same ratio to the number of shares attributable to the Acquisition Loan that are then in the Unallocated Company Stock Account (prior to the release) as (i) the principal and interest payments made on the Acquisition Loan in the Release Period ending with such Valuation Date bear to (ii) the Release Period's payments described in
(i), plus the total remaining principal and interest payments required (or projected to be required on the basis of the interest rate on the Acquisition Loan in effect at the end of such Release Period) to satisfy the Acquisition Loan.

         (c) For purposes of this Section, each Acquisition Loan, the purchase of shares of Company Stock in connection with it, and any stock dividends on such shares of Company Stock shall be considered separately.


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

         16.07 ALLOCATION OF PROCEEDS OF SALE OR OTHER DISPOSITION.

         (a) If in connection with a Change in Control of the Company (as defined in Section 18.03) the Trustee sells or otherwise disposes of Financed Shares held in the Unallocated Company Stock Account in a transaction which results in the Trustee's receipt of cash or consideration other than shares of Company Stock (or securities which are for all Plan purposes substituted for shares of Company Stock), the proceeds of such sale or other disposition shall be used first to pay so much of the unpaid principal (and interest due thereon) of the Acquisition Loan pursuant to which such Financed Shares were acquired as shall be necessary to obtain the release from the Unallocated Company Stock Account of each such shares sold by the Trustee.

         (b) If the proceeds per share of Company Stock received by the Trustee under paragraph (a) exceed the amount required to be paid to obtain the release of one share of Company Stock from the Unallocated Company Stock Account, the amount of such excess per share (the "Excess Proceeds") shall (whether obtained or retained by the Trustee in the form of cash, released Financed Shares or other property), to the greatest extent permissible by law, be deemed to be Plan income, which shall be allocable to the Accounts of those Participants in the Plan for whom one or more Accounts are maintained pursuant to the Plan at the time of the Change in Control and who, as of the date the Change in Control occurs, have Earnings for the Plan Year in which such allocation is made ("Eligible Participants").

         Such allocation shall be made as of the Valuation Date next following the date of the Change in Control of the Company. The allocation of Excess Proceeds to the Account of each Eligible Participant shall be made pro rata on the basis of each Eligible Participant's Earnings for that portion of the Plan Year in which such allocation is made compared to the total Earnings of all Eligible Participants for the same portion of the Plan Year.

                                  ARTICLE XVII
                              LOAN TO PARTICIPANTS

         17.01 ELIGIBILITY. Any Participant may apply for a loan from the Plan in lieu of a withdrawal. To obtain a loan, a Participant must submit an application for approval pursuant to such written, telephonic or other electronic communication as may be prescribed by the Plan Administrator. A Participant may have only one Plan loan outstanding at any time.

         17.02 AMOUNT OF LOAN. A Participant may borrow from his Accounts (other than Accounts from which transfer is restricted under Section 5.04), provided that the loan:

               (i)   must be at least $1,000 and

               (ii) shall not exceed the lesser of (1) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of the loans from the Plan on the date the loan is made, or
                     (2) 50% of the Participant's vested Accounts under the Plan.

         17.03 TERMS AND CONDITIONS. In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

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

         (a) The Participant shall execute a promissory note and assign to the Plan his rights to his Accounts to the extent necessary to pay off the loan in the event of default.

         (b) The term for repaying the loan shall be at least 12 months but not more than five years; provided that a loan used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loans is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may not exceed 15 years.

         (c) Loan disbursements shall be made from the Participant's Investment Funds in proportion to his vested balance in the Investment Funds (omitting that portion of the Company Stock Fund excluded under the provisions of Section 17.02). A loan shall be considered to be an investment of the Participant's interest in the Plan which has been directed by the Participant, and the evidence of debt shall be held as an asset for the borrowing Participant. Repayments of principal and interest shall be invested in accordance with the Participant's then-current investment election.

         (d) The loan shall bear interest at a reasonable rate as determined by the Plan Administrator. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may have different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by economic conditions.

         (e)   A Participant shall repay his loan:

               (i) by payroll deductions that will amortize the loan in level payments over its term, or

               (ii) in full, at any time, by a single sum cash payment (which may be obtained through a withdrawal from the Plan used in whole or in part for such repayment).

         If a Participant is absent from work with less than full compensation, payroll deductions will continue as long as his pay is sufficient to cover the amounts due under the terms of the loan. If the Participant's compensation is insufficient to cover the regular payments due, the Participant shall make arrangements with the Plan Administrator for repaying principal and interest on the loan, including suspension of the loan for a period of up to 12 months.

         (f) A Participant will be deemed to have defaulted on his loan upon the earlier of:

               (i) separation from service due to retirement, death, total and permanent disability, layoff or any other reason; or

               (ii) failure to make a loan repayment when due (including any applicable grace period permitted by law and applied by the Plan Administrator on a uniform and nondiscriminatory basis).

         (g) Upon default, the Plan Administrator may taken any action permitted by law and consistent with the provisions of the Plan and its continued qualification to collect the balance

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

due on the loan (or see to the application of collateral to the payment thereof). No amount shall be distributed to a Participant in default on an outstanding loan until the loan is repaid in full. If the amount of any such distribution is insufficient to repay the loan, the Participant or his Beneficiary shall be liable for repaying any amount still outstanding.

         (h) Nothing in this Article XVII shall preclude the Plan Administrator from declaring a moratorium on the approval of loans or from amending this Article XVII, subject to applicable regulations issued by the Internal Revenue Service.

                                 ARTICLE XVIII
                          CHANGE IN CONTROL PROVISIONS

         18.01 GENERAL. In the event of a Change in Control, as hereinafter defined, the provisions of this Article XVIII shall supersede any conflicting provisions in the Plan.

         18.02 FULL VESTING. Anything in this Plan to the contrary notwithstanding, upon and following a Change in Control the Employer Contribution Account (both ESOP and non-ESOP) of Participants in the Plan who are Employees of the Employer as of the date of Change in Control shall be 100% vested.

         18.03 DEFINITIONS. The following definitions apply for purposes of this
Article XVIII:

         (a)   A "Change in Control" shall be deemed to have occurred upon:

               (i)   The date that any Person is or becomes an Acquiring Person.

               (ii) The date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the Board of Directors or similar body of the resulting entity are Continuing Directors.

               (iii) The date the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (A) at least 50% of the combined voting power of the then outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of

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

                     such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the Board of Directors or similar body of the resulting entity are Continuing Directors.

               (iv) The date on which less than two-thirds (50% effective February 26, 1999) of the total membership of the Board consists of Continuing Directors.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         (c) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the common voting power of the Company's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes a Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and
(ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.

         (d) A "Beneficial Owner" of Common Stock means (A) a Person who beneficially owns such Common Stock, directly or indirectly, or (B) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

         (e) "Continuing Directors" means any member of the Board who (A) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (B) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (C) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (f) "Person" means any individual, firm, corporation, partnership, trust or other entity.

         18.04 ALLOCATIONS. Notwithstanding Section 4.02, in the event of a Change in Control, allocations of Company Stock required to be allocated to Participants' Accounts by reason of the release of the shares from the Unallocated Company Stock Account upon payment of principal and/or interest on an Acquisition Loan pursuant to Section 4.02 shall be made only to the Accounts of Participants who were participating in the Plan prior to the date of the Change in

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

Control, and shall not be made in individuals who begin participation in the Plan after the date of the Change in Control.

         18.05 AMENDMENT. This Article XVIII of the Plan shall not be amended upon or following a Change in Control in any manner that might have the effect of reducing the vested portion of Participants' Accounts under the Plan. Nothing in this Section 18.04 shall be construed to prohibit, prior to a Change in Control, any amendment to the Plan, including this Article XVIII, or any termination of the Plan pursuant to its terms.

                                  ARTICLE XIX
                        FORMER NUWAY PAPER LLC EMPLOYEES

         Notwithstanding any other provision in the Plan, this Article shall apply to former employees of Nuway Paper LLC who have become employees of Bowater Nuway Incorporated ("Bowater Nuway") for purposes of determining their eligibility, participation and employer contributions to the Plan.

         19.01 ELIGIBILITY AND PARTICIPATION. Each employee of Bowater Nuway who was a participant in the Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan (the "Coated Paper Plan") shall immediately become an Active Participant in the Plan as of January 1, 2001. Effective as of January 1, 2001, any employee of Bowater Nuway who was not a participant in the Coated Paper Plan must first satisfy the eligibility requirements of Article II to begin participation in the Plan.

         19.02 PARTICIPANT CONTRIBUTIONS. Notwithstanding the provisions of Sections 3.01, 3.02, 3.03, 3.04, and 3.06 to the contrary, for Plan Years ending before January 1, 2002, an Employee who becomes an Active Participant under this Article may elect to contribute up to 20% of his Earnings. The first six percent of such contribution shall consist of Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions, as elected by the Participant under Article III. Contributions in excess of six percent, shall be credited as Supplemental Post-Tax Contributions and/or Supplemental Pre-Tax Contributions, as elected by the Participant.

         19.03 EMPLOYER CONTRIBUTIONS. Notwithstanding the provisions of Section 4.01, for each Active Participant under this Article, the Employer shall make a Matching Contribution in an amount equal to 50 percent (60 percent effective January 1, 2002) of the Active Participant's Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions accrued for the Plan Year. Contributions made under this subsection shall be paid to the Trustee and allocated to Participants' accounts in accordance with Section 4.01 of this Plan.

         19.04 PRIOR SERVICE CREDIT. Former employees of Nuway Paper, LLC who become Active Participants in the Plan shall receive service credit under the Plan for their accrued service under the Coated Paper Plan and/or the Nuway Paper, LLC 401(k) Retirement Plan for purposes of eligibility under Section 2.01, participation under Section 2.02 and vesting under Article VII.

                                   ARTICLE XX
                     FORMER NEWSPRINT SOUTH, INC. EMPLOYEES

         Notwithstanding any other provisions of the Plan, this Article shall apply to former employees of Newsprint South, Inc. ("Newsprint") for purposes of determining their eligibility, participation and participant contributions to the Plan.

         20.01 ELIGIBILITY AND PARTICIPATION. Each employee of Newsprint who was a participant in the Newsprint South, Inc. Savings and Investment Plan (the "Newsprint Plan") shall immediately become an Active Participant in the Plan as of April 1, 2001. Effective as of April 1, 2001, any employee of Newsprint who was not a participant in the Newsprint Plan must first satisfy the eligibility requirements of Article II to begin participation in the Plan.

         20.02 PARTICIPANT CONTRIBUTIONS. Notwithstanding the provisions of Sections 3.01, 3.02, 3.03, 3.04, and 3.06 to the contrary, for Plan Years ending before January 1, 2002, an Employee who becomes an Active Participant under this Article may elect to contribute up to 20% of his Earnings. The first six percent of such contribution shall consist of Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions, as elected by the Participant under Article III. Contributions in excess of six percent, shall be credited as Supplemental Post-Tax Contributions and/or Supplemental Pre-Tax Contributions, as elected by the Participant.

         20.03 PRIOR SERVICE CREDIT. Employees of Newsprint who become Active Participants in the Plan shall receive service credit under the Plan for their accrued service under the Newsprint Plan for purposes of eligibility under
Section 2.01, participation under Section 2.02 and vesting under Article VII.

         20.04 WITHDRAWALS FROM EMPLOYER CONTRIBUTION ACCOUNTS. With respect to a Participant's April 1, 2001 balance in his Employer Contribution Account, a Participant may, pursuant to the terms of this Section, withdraw vested amounts which have been allocated to this portion of his Employer Contribution Account for at least two years or the entire amount of his April 1, 2001 balance, provided he has been a Participant in the Plan and/or the Newsprint Plan for five (5) or more years, whichever is greater.

                                  ARTICLE XXI
              BOWATER INCORPORATED COATED PAPER AND PULP DIVISIONs

         Notwithstanding any other provisions of the Plan, this Article shall apply effective on and after December 31, 2001 to Employees of the Company who are covered by collective bargaining agreements between the Company and the Paper, Allied-Industrial, Chemical and Energy Workers International Union and with its Locals 925 and 1924.

         21.01 EMPLOYER CONTRIBUTIONS. Notwithstanding the provisions of Section 4.01, for each Active Participant under this Article, the Employer shall make a Matching Contribution in an amount equal to 50 percent of the Active Participant's Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions accrued for the Plan Year.

         21.02 INITIAL COMPANY CONTRIBUTIONS. With respect to each employee who was employed by the Bowater Incorporated Coated Paper and Pulp Divisions on June 23, 1986, an

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

Initial Company Contribution was made to the Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan (the "Coated Paper Plan") in an amount sufficient to purchase fifty (50) shares of Company Stock Such contributions were made as of the first business day of the quarter after the employee was first eligible for participation. Such contributions were credited to each participant's Initial Company Contribution Account. No Initial Company Contributions were made for individuals who first became employees after June 23, 1986. An Initial Company Contribution Account shall be established under the Plan for each Participant to record the portion of the Trust Fund that is attributable to the Initial Company Contributions made to the Coated Paper Plan on behalf of the Participant. Prior to termination of employment, a Participant may withdraw all or any part of his Initial Company Contribution Account in accordance with Section 8.02(b).

         21.03 PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP CONTRIBUTIONS. Prior to January 1, 1987, Payroll-Based Employee Stock Ownership Contributions were made to the Coated Paper Plan on behalf of eligible employees. A PAYSOP Contribution Account shall be established under the Plan for each Participant to record the portion of the Trust Fund that is attributable to the Payroll-Based Employee Stock Ownership Contributions made to the Coated Paper Plan on behalf of the Participant. A Participant may not withdraw any amounts from his PAYSOP Contribution Account prior to termination of Employment.

                                  ARTICLE XXII
                           FORMER PARTICIPANTS IN THE
                  Bowater Incorporated Savings Plan for Certain
                                Hourly Employees

         Notwithstanding any other provisions of the Plan, this Article shall apply to Employees of the Company who are covered by collective bargaining agreements between the Company and the Paper, Allied-Industrial, Chemical and Energy Workers International Union and with its Locals 653, 788, 790 and 1514, the International Brotherhood of Electrical Workers Union and its Local 175, and the International Guards Union of America and its Local 100 effective on and after December 31, 2001.

         22.01 EMPLOYER CONTRIBUTIONS. Notwithstanding the provisions of Section 4.01, for each Active Participant under this Article, the Employer shall make a Matching Contribution in an amount equal to 40 percent of the Active Participant's Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions accrued for the Plan Year.

         22.02 INITIAL COMPANY CONTRIBUTIONS. With respect to each individual who was employed by Bowater Southern Company on June 12, 1987, and each individual who was employed by Hiawassee Land Company as of July 14, 1987, the Employer made an Initial Company Contribution to the Bowater Incorporated Savings Plan for Certain Hourly Employees (the "Hourly Employees Plan") from its current or accumulated profits in an amount sufficient to purchase forty (40) shares of Company Stock. Such contributions were made as of September 1, 1987. Such contributions were paid to the Trustee promptly and credited to each Participant's Initial Company Contribution Account. There shall be no Initial Company Contributions for individuals who first become Employees after June 12, 1987 or for individuals who first became Employees of Hiawassee Land Company after July 14, 1987. An Initial Company Contribution

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Account shall be established under the Plan for each Participant to record the portion of the Trust Fund that is attributable to the Initial Company Contributions made to the Hourly Employees Plan on behalf of the Participant. Prior to termination of Employer, a Participant may withdraw all or any part of his Initial Company Contribution Account in accordance with Section 8.02(b).

                                 ARTICLE XXIII
                          FORMER COOSA PINES EMPLOYEES

         Notwithstanding any other provisions of the Plan, this Article shall apply to Employees of the Company who are covered by collective bargaining agreements between the Company and the Paper, Allied-Industrial, Chemical and Energy Workers International Union and with its Locals 1693, 692 and 1595, United Association of Journeymen and Apprentices of the Plumbing and Pipe-Fitting Industry and with its Local 91, the International Brotherhood of Electrical Workers Union and its Local 1629, and the International Association of Machinists and Aerospace Workers and with its Local Lodge No. 985 effective on and after December 31, 2001.

         23.01 EMPLOYER CONTRIBUTIONS. Notwithstanding the provisions of Section 4.01, for each Active Participant under this Article, the Employer shall make a Matching Contribution in an amount equal to 50 percent of the Active Participant's Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions accrued for the Plan Year.

                                     *  *  *

         IN WITNESS WHEREOF, BOWATER INCORPORATED has caused this document to be executed by its duly authorized officer and its corporate seal to be affixed hereto this 19th day of February, 2002.

                                     BOWATER INCORPORATED


                                     By: /s/ James T. Wright
                                        ----------------------------------------
                                     Name:  James T. Wright
                                          --------------------------------------
                                     Title:  Vice President - Human Resources
                                           -------------------------------------



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